                                                                   EXHIBIT 10.10

                             DATE:  18th May, 2000


                               HAVAS ADVERTISING
                      HAVAS ADVERTISING INTERNATIONAL SA
                             HAS ACQUISITION CORP.
                            EWDB NORTH AMERICA INC.

                                 as Borrowers


                      THE GUARANTORS listed in Schedule 2

                                 as Guarantors


                       THE LENDERS listed in Schedule 1


                          J.P. MORGAN SECURITIES LTD.
                               SOCIETE GENERALE

                                 as Arrangers


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                   as Agent


           --------------------------------------------------------

                US$400,000,000 Multicurrency Term Loan Facility

           --------------------------------------------------------

                               Slaughter and May
                             35 Basinghall Street
                               London  EC2V 5DB

                                    RS/RCYS

                                   CONTENTS
Clause                                                  Page
------                                                  ----
PART I:  INTERPRETATION                                   2

1.   Interpretation and calculations                      2

PART II:  THE FACILITY                                   18

2.   The Facility                                        18

3.   The Lenders and the Obligors                        18

4.   Fees and Expenses                                   21

5.   Cancellation                                        22

PART III:  DRAWING, INTEREST AND REPAYMENT               24

6.   Advance of Funds                                    24

7.   Currency Option                                     27

8.   Interest                                            30

9.   Repayment                                           32

10.  Prepayment                                          32

PART IV:  CHANGES OF CIRCUMSTANCES AND PAYMENTS          37

11.  Changes of Circumstances                            37

12.  Payments                                            42

13.  Late Payment                                        44

14.  Sharing among Lenders                               45

15.  Representations                                     47

16.  Delivery of Information                             51

17.  Financial Covenant                                  53



18.  General Covenants                                   56

19.  Termination Events                                  62

PART VII:  MISCELLANEOUS                                 68

20.  The Agent and the Arrangers                         68

21.  Evidence, certificates and determinations           72

22.  Notices                                             72

23.  Assignment and Transfers                            72

24.  Waivers and Amendments                              76

25.  Miscellaneous                                       77

26.  Law and Jurisdiction                                77

SCHEDULE 1:  LENDERS AND COMMITMENTS                     79

SCHEDULE 2:  GUARANTORS                                  80

SCHEDULE 3:  CONDITIONS PRECEDENT                        81

SCHEDULE 4:  FORM OF NOTICE FOR AN ADVANCE               83

SCHEDULE 5:  COSTS RATE                                  84

SCHEDULE 6:  FORM OF DESIGNATION AGREEMENT               86

SCHEDULE 7:  FORM OF TRANSFER CERTIFICATES               94

SCHEDULE 8:  MARGIN                                      95

SCHEDULE 9:  FORM OF GUARANTEE                           96

1.   INTERPRETATION                                      96

2.   GUARANTEE                                           98

3.   GUARANTOR'S INDEMNITY                              101

                                       ii

4.   WITHHOLDINGS                                       101

5.   TAXES ETC ON A LENDER                              102

6.   PAYMENTS                                           102

7.   LATE PAYMENT                                       104

8.   EVIDENCE, CERTIFICATES AND DETERMINATIONS          105

9.   NOTICES                                            105

10.  ASSIGNMENT                                         106

11.  COUNTERPARTS                                       106

12.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999       106

13.  LAW AND JURISDICTION                               106

SCHEDULE 10:  FORM OF EFFECTIVE GLOBAL RATE LETTER      111



                                      iii

                                                                  CONFORMED COPY
                                                                  --------------
                                 LOAN AGREEMENT

DATE:  18th May, 2000

PARTIES

1. HAVAS ADVERTISING of 84 rue de Villiers, 92683 Levallois-Perret Cedex, France, HAVAS ADVERTISING INTERNATIONAL SA of the same address, HAS ACQUISITION CORP. of Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, U.S.A. and EWDB NORTH AMERICA INC. of the same address, as Borrowers

2.       THE GUARANTORS listed in Schedule 2, as Guarantors

3.       THE LENDERS listed in Schedule 1, as Lenders

4.       J.P. MORGAN SECURITIES LTD. and SOCIETE GENERALE, as Arrangers

5.       MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent

BACKGROUND

At the request of the Borrowers, the Lenders are willing to provide a US$400,000,000 multicurrency 364 day term loan facility to the Borrowers on the terms of this Agreement. The facility is to be guaranteed by the Guarantors.

The parties agree as follows:

PART I : INTERPRETATION

1.   Interpretation and calculations

1.1  Definitions

     In this Agreement:

     "Acquisition" means the proposed acquisition by the Parent of all the common stock in Snyder (other than the Tracking Stock) by means of the Merger.

     "Advance" means an Advance made or outstanding, or to be made, under Clause 6.

     "Advance Date" means the date, or proposed date, of an Advance.

     "Affiliate" in relation to a person means a Subsidiary of that person, a Holding Company of that person or another Subsidiary of that Holding Company.

     "Agent" means Morgan Guaranty Trust Company of New York, in its capacity as Agent for the Lenders, acting through its office at 60 Victoria Embankment, London EC4Y 0JP or any other office in the United Kingdom which it may notify to the Borrowers' Agent and the Lenders. If there is a change of Agent in accordance with Clause 20.12, "Agent" will instead mean the new Agent appointed under that Clause.

     "Arrangers" means each of J.P. Morgan Securities Ltd. and Societe Generale, in its capacity as an Arranger of the Facility.

     "Authorised Person" means a person authorised to sign documents on behalf of an Obligor under this Agreement. This authority must be given by a resolution of the directors of the Obligor and a certified copy must be delivered to the Agent. A person will cease to be an "Authorised Person" upon notice by the Obligor to the Agent.

     "Available Commitment" means the amount of a Lender's Commitment which is available for the Borrowers. On any day, it is the Lender's Commitment on that day less that Lender's participation in all outstanding Advances on that day. Participations in Advances in an Optional Currency will be taken at their Original Dollar Amount.

     "Board of Governors" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrower" means each of the Parent, Havas Advertising International SA, HAS Acquisition Corp. and EWDB North America Inc.

     "Borrowers' Agent" means the Parent as agent for each Borrower in accordance with Clause 3.5.

     "Business Day" means a day on which banks are open for international inter-bank payments in both London and New York. Where "Business Day" is used in the context of a payment or purchase of euro, it must be a TARGET Day.

     "circle.com" means the business and assets of Snyder and its subsidiaries designated as circle.com under Snyder's charter.

     "Circular" means the circular to be distributed by the Parent to its shareholders notifying them of the proposed Acquisition and convening an extraordinary general meeting at which a resolution will be proposed which approves an increase in the authorised share capital of the Parent.

     "Code" means the Internal Revenue Code of 1986 (as amended) of the United States of America.

     "Consideration" means the consideration for an acquisition of shares in a company or of all or part of a business. For this purpose:

     (A) the assumption of debt (but not the debt of a company whose accounts are already globally consolidated with those of the Parent) and any earn-out payments (based on the Parent's reasonable estimate) will be included in the "Consideration";

     (B) any contingent liability in respect of put and call options for the subsequent purchase of minority interests will be excluded from the "Consideration";

     (C) any consideration in shares of the Parent will be excluded from the "Consideration"; and

     (D) any consideration in shares of any other member of the Group will be excluded from the "Consideration" provided those shares, if issued against a subscription in cash by another member of the Group, were issued more than six months before the acquisition or, if more recently, were not issued in contemplation of that acquisition. Otherwise, that consideration will be included in the "Consideration".

     "Commitment" means the amount which each Lender has committed to the Facility. Each Lender's initial "Commitment" is the amount set out next to its name in Schedule 1. This may be reduced or revised in accordance with this Agreement. In addition, the amount of the Lender's "Commitment" may be adjusted by assignments and transfers in accordance with Clause 23.

     "Commitment Expiry Date" means the day falling one month before the Repayment Date or, if earlier, the date the Facility is cancelled or drawn in full in accordance with the terms of this Agreement.

     "Costs Rate" means a rate per annum determined by the Agent in respect of each Lender and notified to the Borrowers' Agent. This rate will be applied to an outstanding amount for a particular period. It will be the aggregate of each of the following:

     (A)  the amount calculated in accordance with Schedule 5; and

     (B) the rate determined by the Agent (based on information supplied by that Lender) to cover:

          (i)  all costs, losses and liabilities suffered by that Lender; and

          (ii) all reductions in the return on capital of that Lender which it would have been able to obtain but for entering into or performing its obligations under this Agreement,

          in each case as a result of any minimum reserve requirements imposed by the European Central Bank in relation to the Loan or funding arrangements in relation to any Advance.

     "Designation Agreement" means an agreement substantially in the form set out in either Part I or Part II of Schedule 6.

     "Disclosure Letter" means the letter entitled Disclosure Letter from the Parent to the Agent dated the same date as this Agreement.

     "EMU legislation" means the legislative measures of the Council of the European Union providing for the introduction of, changeover to, or operation of, the euro.

     "Equivalent Amount" means the amount in an Optional Currency equivalent to a specified amount in dollars. The "Equivalent Amount" will be calculated using the Exchange Rate applicable on the date on which the amount in the Optional Currency is to be or was advanced.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, of the United States of America or any successor statute.

     "ERISA Group" means the Parent, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "EURIBOR" means a rate per annum determined by the Agent and notified to the Borrowers' Agent and the Lenders. This rate will be applied to an outstanding amount in euros for a particular period. It will be determined as follows:

     (A) "EURIBOR" will be the Screen Rate for deposits in euro for that period. This rate will be determined at or about 11.00 a.m. (Brussels time) on the Rate Fixing Date relating to the first day of that period.

     (B) If there is no Screen Rate for euro for the particular period, "EURIBOR" will be based on the rate at which deposits in euro are offered by the Reference Banks for that period to prime banks in the European interbank market. Each Reference Bank will notify the Agent of this rate when requested by the Agent. The rate notified will be the rate as at 11.00 a.m. (Brussels time) on the Rate Fixing Date relating to the first day of that period. The Agent will calculate the arithmetic means of these rates, rounded upwards to five decimal places. This will be "EURIBOR" for the period. If fewer than three Reference Banks provide the Agent with notifications for a particular period, this method of determining "EURIBOR" will not be used for that period and Clause 11.3 will apply instead.

     "euro" means the single currency of the participating member states in the Third Stage.

     "euro unit" means a unit of the euro as defined in the EMU legislation.

     "Exchange Rate" means a rate of exchange for converting an amount in dollars into an amount in an Optional Currency or vice versa. The "Exchange Rate" applicable on any date will be the mean of the Agent's spot buying and selling rates for the exchange of these currencies at or around 11.00 a.m. on the third Business Day before that date.

     "Facility" means the loan facility provided by this Agreement.

     "Facility Office" means the office or offices of a Lender appearing on the signature pages or the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement. A Lender may nominate different offices for its participation in Advances made to different Borrowers.

     "Finance Document" means each of this Agreement, the letters referred to in Clauses 4.1 and 4.2 and the Guarantees.

     "Financial Indebtedness" of any person means:

     (A) all indebtedness of that person for borrowed money and debit balances at banks,

     (B) all indebtedness under any acceptance credit opened on behalf of that person, or in relation to any letter of credit issued for the account of that person,

     (C) all indebtedness of that person under any debenture, note, bond, bill of exchange or commercial paper or similar instrument,

     (D) all indebtedness of that person for money owing in respect of any interest rate or currency swap or forward currency sale or purchase or contract for differences or other form of interest or currency hedging transaction or option as to any of these (including without limit caps, collars and floors),

     (E)  all payment obligations of that person under any finance lease,

     (F) all liabilities of that person (actual or contingent) under any guarantee, bond, security, indemnity or other commitment designed to assure any creditor against loss in respect of any Financial Indebtedness of any other person, and

     (G) any other liability (actual or contingent) undertaken by that person in connection with amounts raised under any other transaction having the commercial effect of a borrowing or raising of money.

     "Generally Accepted Accounting Principles" means accounting principles generally accepted and adopted in the Republic of France.

     "Group" means the Parent and all its Subsidiaries and subsidiary undertakings (including Snyder and its Subsidiaries and subsidiary undertakings after the Acquisition is completed).

     "Guarantee" means the guarantee of amounts due under this Agreement which will be executed by the initial Guarantors substantially in the form set out in Schedule 9 and any subsequent guarantee executed pursuant to Clause 3.6(B).

     "Guarantor" means each of the Guarantors listed in Schedule 2 to this Agreement and any new guarantor which assumes obligations under a Guarantee by virtue of Clause 3.6.

     "Holding Company" has the meaning described in section 736 of the Companies Act 1985.

     "Information Memorandum" means the information memorandum prepared for the purpose of syndication of the Facility.

     "Information Technology" means computer hardware, software, networks and/or any aspect of a business which relies on computer hardware, software, networks and/or other information technology (whether embedded or otherwise).

     "Instructing Group" means Lenders whose Commitments exceed 66.66% in aggregate of the Total Commitments. If, however, an Advance has been made and not repaid, "Instructing Group" means Lenders whose participations in the Loan exceed 66.66% in aggregate of the Loan. The amount of participations in Advances in an Optional Currency will be taken at their Original Dollar Amount. When a decision by Lenders is required under this Agreement, a Lender may divide its Commitment or its participation into two or more portions and give different instructions to the Agent in respect of each such portion (specifying the amount in question) and the Agent will take these different instructions into account in determining whether an Instructing Group has been formed. When a Lender divides its Commitment or participation into two or more portions, each such portion must be a minimum of US$5,000,000 (or its equivalent in an Optional Currency) and an integral multiple of US$1,000,000 (or, in the case of an Optional Currency, a round amount).

     "Internal Revenue Code" means the Internal Revenue Code of 1986 of the United States of America, as amended, or any successor statute.

     "Lender" means a Lender listed in Schedule 1 acting through the Facility Office appearing under its name on the signature pages or any other Facility Office. A lender which acquires an interest in the Facility by way of assignment or transfer will become a "Lender" and will act through its Facility Office. The expression also includes a successor in title to a Lender. A Lender will cease to be a "Lender" if it novates its entire interest in the Facility.

     "Lender Group Company" means a Lender or any Holding Company of a Lender.

     "LIBOR" means a rate per annum determined by the Agent and notified to the Borrowers' Agent and the Lenders. This rate will be applied to an outstanding amount in dollars for a particular period. It will be determined as follows:

     (A) "LIBOR" will be the Screen Rate for deposits in dollars of that amount for that period. This rate will be determined at or about 11.00 a.m. (London time) on the Rate Fixing Date relating to the first day of the period.

     (B) If there is no Screen Rate for the necessary period for the deposits in dollars "LIBOR" will be based on the rate at which deposits in dollars are offered by the Reference Banks for that period to prime banks in the London inter-bank market. Each Reference Bank will notify the Agent of this rate when requested by the Agent. The rate notified will be the rate as at 11.00 a.m. (London time) on the Rate Fixing Date relating to the first day of the period. The Agent will calculate the arithmetic mean of these rates rounded upwards to five decimal places. This will be "LIBOR" for the period. If fewer than three Reference Banks provide the Agent with notifications for a particular period, this method of determining "LIBOR" will not be used for that period and Clause 11.3 will apply.

     "Loan" means the principal amount borrowed and not repaid under the Facility.

     "Mandatory Prepayment Event" has the meaning described in Clause 10.3(B).

     "Margin" means the margin calculated in accordance with Schedule 8.

     "Margin Stock" shall have the meaning assigned to such term in Regulation
     U.

     "Material Adverse Effect" means a material adverse effect on the ability of any Obligor to perform or comply with its payment obligations under the Finance Documents.

     "Material Plan" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of US$5,000,000.

     "Material Subsidiary" means any Subsidiary of the Parent the consolidated gross income of which equals or exceeds 5 per cent. of the consolidated gross income of the Group. These figures will all be calculated on the basis of the consolidated accounts of the Group then most recently delivered to the Agent under Clause 16.1 and the then most recent audited financial statements of the relevant Subsidiary (whether or not it was a Subsidiary at the time of their preparation). If a Subsidiary prepares consolidated accounts those accounts will be used. For the purpose of this definition, Media Planning and its Subsidiaries will be treated as members of the Group. If there is any dispute as to whether a particular Subsidiary is or is not a Material Subsidiary, a report by the auditors of the Parent shall, in the absence of manifest error, be conclusive and binding.

     "Media Planning" means Media Planning Group SA.

     "Merger" means the proposed merger, pursuant to the Merger Agreement, of Snyder and the Merger Sub, following which Snyder will be the surviving corporation.

     "Merger Agreement" means the agreement and plan of merger dated as of 20th February, 2000 between the Parent, the Merger Sub and Snyder as the same was amended by the following:

     (A) a letter of waiver dated 6th March, 2000 from Snyder and accepted by the Parent and Merger Sub; and

     (B) an Amendment No.1 to the Merger Agreement and Plan of Merger dated 31st March, 2000 and made between the Parent, Merger Sub and Snyder.

     "Merger Documents" means the Press Release and any subsequent press release by the Parent relating to the Acquisition, all documentation filed or to be filed with the Securities and Exchange Commission in connection with the Merger, the Proxy Statement relating to the Merger, the Merger Agreement, the Company Voting Agreement, the Parent Voting Agreement and the Stock Option Agreement (all referred to in the Merger Agreement) and the Circular.

     "Merger Sub" means HAS Acquisition Corp.

     "Multiemployer Plan" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any person which ceased to be a member of the ERISA Group during such five year period.

     "national currency unit" means a unit of the euro (other than the euro unit) as defined in the EMU legislation.

     "Net Disposal Proceeds" means, in respect of a disposal, the gross proceeds of that disposal minus the amount confirmed by a director of the relevant company before, on or within five Business Days after, the effective date of the disposal to be the aggregate of:

     (A)  the estimated reasonable costs of the disposal;

     (B) the liabilities which are connected to the disposal or which are required to be discharged as a result of the disposal (other than liabilities incurred in contemplation of it);

     (C) any cost, incurred within six months before the disposal, of purchasing minority interests in preparation for the disposal;

     (D) the provisions which the directors reasonably determine need to be made for taxes arising as a result of the disposal; and

     (E) where the asset which is the subject of the disposal is being replaced, the cost of the replacement asset and the reasonable costs incurred in connection with the acquisition.

     If the "Net Disposal Proceeds" would be a negative number it will be taken to be zero.

     "Net New Issue Proceeds" means, in respect of any raising of funds in the international equity or debt capital markets, the aggregate proceeds of such fund raising received by the relevant members of the Group minus the amount confirmed by a director of the relevant company before, on or within five Business Days after, the closing date of the fund raising to be the aggregate of:

     (A)  the estimated reasonable costs of the fund raising; and

     (B)  the upfront fees payable in relation to the fund raising.

     "Obligors" means the Borrowers and the Guarantors.

     "Optional Currency" means euro.

     "Original Dollar Amount" means the dollar equivalent of an amount in an Optional Currency. The "Original Dollar Amount" will be calculated using the Exchange Rate applicable on the date on which the amount in the Optional Currency was advanced or last advanced.

     "Parent" means Havas Advertising.

     "participating member states" means those member states of the European Union from time to time which adopt a single, shared currency in the Third Stage, as defined and identified in EMU legislation.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Acquisition" means any acquisition by a member of the Group which satisfies the following conditions:

     (A)  The consideration represents fair market value.

     (B)  The asset which is acquired is:

          (i) voting shares in a company in the media, marketing or advertising sectors; or

          (ii) all or part of a media, marketing or advertising business.

     (C) The company in which voting shares are acquired or the business all or part of which is acquired recorded a net profit before extraordinary and exceptional items in its most recent complete financial year. However, a company or business which does not or cannot satisfy this requirement either because it has been unprofitable or because it has not produced separate accounts will still fall within the definition of "Permitted Acquisition" if either:

          (i) the value of the Consideration for that company or business, when aggregated with the value of the Consideration for all other companies and businesses which have previously fallen within this exception and not subsequently been excluded from this limit by virtue of the next but one sentence, amounts to US$15,000,000 (or its equivalent in other currencies) or less; or

          (ii) in the case only of a business which has not produced separate accounts, the Parent provides evidence satisfactory to an Instructing Group that the business has been profitable for at least a year.

          If circle.com is acquired and it does not satisfy the requirement of this paragraph (C), the consideration for its acquisition will be excluded from the US$15,000,000 aggregate limit referred to in paragraph (i) and it will not need to satisfy paragraph (ii). A company or business which falls within the definition of

          "Permitted Acquisition" by virtue of paragraph (i) above will be excluded from the US$15,000,000 aggregate limit referred to in paragraph (i) with effect from the first date on which its audited accounts do show a net profit before extraordinary and exceptional items for a complete financial year or, in the case of a business which did not produce separate accounts before its acquisition, from the first date on which the Parent provides evidence satisfactory to an Instructing Group that that business has been profitable for a complete financial year.

     (D) All necessary consents, licences and approvals to the acquisition have been obtained and are in full force and effect.

     (E) No Termination Event or Potential Termination Event will have occurred and continue to exist after the acquisition has been completed.

     (F) If the acquisition involves a partnership and requires that a member of the Group be a general partner subject to unlimited liability, such general partner shall be the company which was previously the general partner and which was so acquired, a newly established special purpose Subsidiary or an existing Subsidiary which is not, at the time of the acquisition, a Material Subsidiary and will not become one immediately after the completion of that acquisition.

     (G) The total Consideration for the acquisition will not exceed or will not be projected to exceed US$200,000,000 (or its equivalent in other currencies).

     (H) The acquisition does not result, whether through the issue or transfer of shares in consideration or otherwise, in a breach of clause 18.1(E) or in any member of the Group ceasing to be one.

     "Permitted Investments" means any and all of the following:

     (A) Cash and cash equivalent investments (as that term is defined by Generally Accepted Accounting Principles).

     (B) Investments existing at the date of this Agreement which have been disclosed in the Disclosure Letter.

     (C) Loans or other credit facilities made available to directors, officers and employees of any member of the Group in an aggregate amount not exceeding the sum of (i) such loans and credit facilities disclosed in the Disclosure Letter; and (ii) US$10,000,000 (or its equivalent in other currencies).

     (D)  Investments which constitute Permitted Acquisitions.

     (E) Loans and other credit facilities to customers or suppliers of any member of the Group made available in the ordinary course of trading and not exceeding US$10,000,000 (or its equivalent in other currencies) in aggregate.

     (F) Seller financing notes in connection with disposals by any member of the Group not exceeding US$25,000,000 (or its equivalent in other currencies) in aggregate.

     (G) The creation of new wholly-owned subsidiaries of the Parent, whether the shares are issued for cash or otherwise.

     (H) Further investments (whether in cash or otherwise) in companies which are already, at the date of that further investment, Subsidiaries of the Parent.

     (I) The formation of any new company in which a third party also has shares (whether the contribution by the relevant member of the Group to the new company is cash or other assets) provided this does not result in a breach of clause 18.1(E) or in a member of the Group ceasing to be one.

     (J)  Capital expenditure in the ordinary course of business.

     (K) The acquisition of a new headquarters building for the Group or the site for it.

     (L) In addition to the investments referred to in paragraphs (A) to (K) above, further investments up to a maximum of US$25,000,000 (or its equivalent in other currencies) in aggregate.

     "Plan" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained or contributed to, by any person which was at such time a member of the ERISA Group for employees of any person which was at such time a member of the ERISA Group.

     "Potential Termination Event" means an event or state of affairs which is mentioned in Clause 19.1 but which has not become a Termination Event because a period has not elapsed or a notice has not been given in each case as specified in Clause 19.1.

     "Press Release" means the first public announcement dated 20th February, 2000 by the Parent in connection with the Acquisition.

     "Qualifying Bank" means a bank which, at the time when it becomes a Lender, is resident for tax purposes in either:

     (A) a country which has concluded a double tax treaty with France offering, subject to satisfaction of certain conditions, a withholding tax exemption on interest payments; or

     (B)  France.

     "Rate Fixing Date" means in relation to LIBOR or EURIBOR the day on which quotes are customarily taken for deposits in the currency of the amount concerned in the London or European inter-bank market for delivery on the first day of the period to which that rate of interest is to apply.

     "Reference Banks" means, initially, the principal London or Paris offices of Morgan Guaranty Trust Company of New York and Societe Generale and subsequently the principal London or Paris offices of two further banks to be appointed by the Arrangers following consultation with the Borrowers' Agent. The Agent, following consultation with the Borrowers' Agent and the Lenders, may replace a "Reference Bank" with another Lender or an Affiliate of a Lender. This replacement will take effect when notice is delivered to the Borrower's Agent and the Lenders.

     "Regulation U" shall mean Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Repayment Date" means the date falling 364 days after the date of this Agreement. If that date is not a Business Day the "Repayment Date" will instead be the preceding Business Day.

     "Reservations" means the reservations contained in paragraph 8 of the legal opinion of Slaughter and May and in paragraph 7 of the legal opinion of Davis Polk & Wardwell referred to in paragraph 7 of Schedule 3.

     "Screen Rate" means in relation to LIBOR the rate shown on Telerate page 3750 or, in the case of EURIBOR, Telerate page 248. The Agent may nominate a reasonable alternative page or source of screen rate if these pages cease to display averages of rates for inter-bank deposits offered by leading banks in London (in the case of LIBOR) or Europe (in the case of EURIBOR).

     "Security" means security of any type created or existing over any asset. "Security" will also include retention of title arrangements, rights to retain possession and any arrangement providing a creditor with a prior right to an asset, or its proceeds of sale, over other creditors in a liquidation.

     "Snyder" means Snyder Communications Inc.

     "Subsidiary" means a subsidiary as described in section 736, and a subsidiary undertaking as described in section 258, of the Companies Act 1985. Where this expression is used in relation to a subsidiary of the Parent, it shall not, for so long as the Parent owns or controls directly or indirectly less than a majority of the voting shares of Media Planning and unless otherwise specifically provided, include Media Planning or any of Media Planning's Subsidiaries.

     "TARGET" means Trans-European Automated Real-Time Gross Settlement Express Transfer payment system.

     "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

     "Termination Event" has the meaning described in Clause 19.1.

     "Third Stage" means the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community (as amended from time to time).

     "Total Commitments" means the aggregate of the Commitments of all the Lenders.

     "Tracking Stock" means the stock of Snyder which tracks the performance of circle.com designated as "Snyder Communications Inc. - circle.com Common Stock".

     "Transfer Certificate" means a certificate substantially in the form set out in Schedule 7, substantially in the form (if different) of the then current transfer certificate of the Loan Market Association or any other form agreed between the Agent and the Parent.

     "Transfer Date" means, in relation to a transfer, the later of:

     (A)  the proposed Transfer Date specified in the Transfer Certificate; and

     (B)  the date on which the Agent executes the Transfer Certificate.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other person under Title IV of ERISA.

     "Year 2000 Matter" means the matter of whether the performance or functionality of Information Technology is, has been or will be affected by dates prior to, during or after the year 2000 and in particular (but without limitation) whether:

     (A) no value for current date causes, has caused or will cause any interruption in operation;

     (B) date-based functionality behaves, has behaved and will behave consistently for dates prior to, during and after the year 2000;

     (C) in all interfaces and data storage, the century in any date is, has been and will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

     (D)  the year 2000 is and will be recognised as a leap year.

1.2 Interpretation of certain references

     Unless a contrary intention is indicated:

     (A) References to Clauses and Schedules are to Clauses of, and the Schedules to, this Agreement. References to paragraphs are to paragraphs in the same sub-Clause. References to sub-paragraphs are to sub-paragraphs in the same paragraph.

     (B) References to other documents include those documents as they may be amended.

     (C)  References to times are to London time.

     (D)  References to assets are to present and future assets.

     (E)  References to "US$" and "dollars" are to U.S. dollars.

     (F) References to fees or expenses include any value added tax on those fees or expenses.

1.3  Headings

     All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this Agreement.

1.4  Calculations

     Interest and commitment fee will be calculated using the following formula:

     I =  D  x R x A
         ---
          Y

     Where:

     I  = interest or commitment fee accrued

     D = the number of days in the period for which the interest or commitment fee is to be calculated, including the first day but excluding the last day

     R = the rate of interest or commitment fee, expressed as a fraction

     A = the amount on which interest or commitment fee is being calculated

     Y = 360.

     Interest and commitment fee will be treated as accruing uniformly over each period on a daily basis. In some cases "R" or "A" may change during a period for which interest or commitment fee is to be calculated. In this case the interest or commitment fee will be calculated for successive periods and then aggregated. These successive periods will be the periods during which "R" and "A" were constant.

1.5  Reimbursements

     If a party wishes to claim reimbursement of any amount to which it is entitled it will deliver a demand to the reimbursing party. This will set out the losses, expenses or other amounts to be reimbursed. It must also specify the currency of reimbursement. Save in the case of manifest error, the reimbursing party agrees to pay those amounts to the party entitled to them no later than two Business Days after the receipt of the certificate by the reimbursing party. Where there is an outstanding Termination Event which has not been waived or where a Mandatory Prepayment Event has occurred, payment will instead be due on receipt of this certificate.

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                                       17

1.6  Impact of the introduction and operation of the euro

     Market practice relating to the inter-bank deposit market, the method and timing of rate fixing and the calculation of interest may change during the Third Stage. As a result, it may differ from the method of rate fixing and the calculation of interest prescribed under the terms of this Agreement. In this event, the Agent may notify the Borrowers' Agent and the Lenders of the amendments to this Agreement which are required or reasonably desirable to reflect and conform to these changes. The amendments may provide for the use of London inter-bank market offered rates or inter-bank market offered rates from a wider European market (or, in either case, screen rates reflecting these offered rates). They may also change, among other things, the rate fixing time or date, the definition of "Business Day" and "Rate Fixing Date" and any elements of the formula set out in Clause 1.4. The amendments set out in the Agent's notice will take effect on the later of the date specified in the notice and the date not less than 10 Business Days after the date of that notice. The amendments will not apply to interest which is computed by reference to any period starting before the date the amendments take effect. This clause may, in appropriate circumstances, be invoked more than once.

PART II : THE FACILITY

2.   The Facility

2.1  Amount and nature

     The Facility is a 364 day US$400,000,000 multicurrency term loan facility under which Advances may be made by the Lenders to the Borrowers.

2.2  Purpose

     The Borrowers agree to use the proceeds of the Facility as follows:

     (A) To finance or refinance part of the following: the consideration for the purchase of stock options in connection with the Acquisition; approximately US$180,000,000 of existing borrowings of Snyder; and costs and expenses in connection with the Acquisition.

     (B) To finance Permitted Acquisitions and for the general corporate purposes of the Group.

2.3  Availability

     The Borrowers may borrow under the Facility subject to the following limitations:

     (A) No borrowings may be made until the Agent has received all the items listed in Part I of Schedule 3 in a form satisfactory to it.

     (B) Borrowings will be limited to US$150,000,000 until the Agent has received all the items in Parts I and II of Schedule 3 in a form satisfactory to it.

2.4  Expiry of availability

     The Borrowers may not borrow under the Facility after the Commitment Expiry Date. Any part of the Facility not drawn by the Commitment Expiry Date will be automatically cancelled.

3.   The Lenders and the Obligors

3.1  Rights and obligations

     The rights and obligations of each Lender under the Finance Documents are separate and independent from the rights and obligations of each other Lender. A Lender may take proceedings against any Obligor on its own without joining any other Lender to those proceedings.

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                                       19

3.2  Failure to perform

     If a Lender fails to perform its obligations, the Borrowers will have rights solely against that Lender. The obligations of the Obligors to the Agent, the Arrangers and the other Lenders will not be affected by this failure.

3.3  Participations

     The participation of a Lender in an Advance will be calculated using the following formula:

     P =  C x A
          -
          F

     where:

     P = the participation of that Lender in the Advance

     C = the Available Commitment of that Lender on the Advance Date

     F = the aggregate Available Commitments of all the Lenders on the Advance Date

     A = the amount of the Advance

     The Agent may round participations upwards or downwards to the nearest unit of currency.

3.4  Borrowers' obligations

     The obligations of each Borrower under this Agreement are separate and independent from the obligations of each other Borrower. This Clause does not affect the obligations of any Borrower as Guarantor under the Guarantee.

3.5  Borrowers' Agent

     Each Obligor irrevocably authorises and instructs the Borrowers' Agent on its behalf as agent to give and receive all notices and to take all other action (including the giving of consents, the signing of certificates, the signing of any Designation Agreement which requires to be executed for the purpose of this Agreement and the acceptance of any proposal) as may be necessary or desirable in connection with the Facility or this Agreement. Each Obligor confirms that it will be bound by any such Designation Agreement and by any other action taken by the Borrowers' Agent under or in connection with the Facility or this Agreement.

3.6  Additional Guarantors

     (A) Requirement of Lenders: Those Lenders who wish any Material Subsidiary (a "Relevant Subsidiary") which appears on a list delivered pursuant to Clause 16.1(iv) and which is not already a Guarantor to be added as a guarantor will give notice of that wish to the Agent, which will inform the other Lenders. Those Lenders who, after completion of the Acquisition, wish any of the following Subsidiaries of Snyder (also a "Relevant Subsidiary"):

          -    American Students List Co. Inc.
          -    Blau Marketing Technologies, Inc.
          -    Broadwell Marketing Group, Inc.
          -    Media Syndication Global, Inc.
          -    National Sales Services, Inc.
          -    Natural Intelligence, Inc.
          -    Response Marketing Group, LLC
          -    Snyder Marketing Services, Inc.
          -    Sampling Corporation of America
          -    Snyder Direct Services, Inc.
          -    Tsunami Consulting Group, Inc.
          -    Arnold Communications, Inc.

          to be added as a guarantor will give notice of that wish to the Agent, which will inform the other Lenders. If, within 30 days after delivery to the Agent of a notice under this paragraph (A) or of a list under Clause 16.1(iv), an Instructing Group gives notice to the Agent that it wishes any Relevant Subsidiary to be added as a guarantor, the Agent will give notice of that wish to the Borrowers' Agent.

     (B) Documentation: Within 30 days after delivery to the Borrowers' Agent of the notice under paragraph (A), the Borrowers' Agent will deliver the following to the Agent:

          (i) written legal advice satisfactory to the Agent from a firm of lawyers satisfactory to the Agent specifying whether and, if so, the extent to which the Relevant Subsidiary is permitted by law to assume obligations under the Guarantee; and

          (ii) (a) if the Relevant Subsidiary is not incorporated in France, a Designation Agreement in the form set out in Part I of
                    Schedule 6, duly executed by the Parent and the Relevant Subsidiary under which the Relevant Subsidiary assumes obligations under this Agreement and the Guarantee to the extent that this is legally permissible; or

               (b) if the Relevant Subsidiary is a company incorporated in France, a Designation Agreement in the form set out in Part II of Schedule 6, duly executed by the Parent and the Relevant Subsidiary under which the Relevant Subsidiary assumes obligations under this Agreement to the extent that this is legally permissible and a new guarantee, substantially in the form set out in Schedule 9, duly executed by the Relevant Subsidiary.

          The Agent will as soon as reasonably practical then sign and deliver the Designation Agreement and the new guarantee (as applicable) on behalf of all the Lenders.

3.7  Lenders' representation regarding Margin Stock

     Each lender represents to the Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

4.   Fees and Expenses

4.1  Upfront fee

     The Parent agrees to pay an upfront fee to the Lenders. The amount of this fee and the timing of payment are described in a letter from the Arrangers to the Parent dated the same date as this Agreement. This fee will be retained by the Arrangers and/or shared amongst the Lenders in accordance with the agreement between the Arrangers and each Lender.

4.2  Agency fee

     The Parent agrees to pay an agency fee to the Agent. The amount of this fee and the timing of payment are described in a letter from the Agent to the Parent dated the same date as this Agreement.

4.3  Reimbursement of initial expenses

     The Arrangers and the Agent have incurred and will incur expenses in connection with the arrangement of the Facility. The Parent agrees to reimburse each of the Arrangers and the Agent for the amount of these expenses which are reasonably incurred. They include the legal fees incurred in the negotiation, preparation and signature of the Finance Documents.

4.4  Commitment fee

     A commitment fee will accrue on the undrawn and uncancelled amount of the Commitment of each Lender. This fee will accrue on a daily basis from the date of this Agreement until the Commitment Expiry Date. The rate of the fee on any day will be 50% of the Margin. The Parent agrees to pay the fee to the Agent for each Lender in arrear at quarterly intervals and on the Commitment Expiry Date.

4.5  Documentary taxes

     This sub-Clause applies if any registration fee, stamp duty or other documentary tax is required to be paid on or in connection with a Finance Document, any document referred to in or contemplated by a Finance Document or any judgment obtained in connection with a Finance Document. It also applies if a fee, duty or tax is payable in order for any of these documents to be valid, binding and enforceable or for any of them to be admitted as evidence in Court. In these circumstances the Parent agrees to pay the fee, duty or tax together with any interest or penalty for late payment where the late payment is not caused by the Agent or any Arranger or Lender. Alternatively, the Agent or a Lender may make the payment. If it does so, the Parent agrees to reimburse the Agent or that Lender for the amount paid and the losses and expenses incurred as a result of the payment.

4.6  Protection of rights

     An Arranger, the Agent or a Lender may incur expenses in protecting, preserving or enforcing its rights under a Finance Document. The Parent agrees to reimburse that Arranger, or as the case may be, the Agent or that Lender for the amount of these expenses.

5.   Cancellation

5.1  Voluntary cancellation

     The Borrowers' Agent may cancel, without penalty, the whole, or part only, of the Total Commitments by giving notice to the Agent. This notice will take effect 10 days after it is received by the Agent unless a later date is specified in the notice. In that case the notice will take effect on the specified date. The Borrower's Agent may only cancel a part of the Total Commitments which is a minimum amount of US$10,000,000 and an integral multiple of US$5,000,000.

5.2  Effect of cancellation

     The Borrowers may not borrow any part of the Total Commitments which has been cancelled or which is the subject of a notice of voluntary cancellation. The Commitments of the Lenders will be reduced by an aggregate amount equal to the reduction of the Total Commitments. Each Lender's Commitment will be reduced in the same proportion.

PART III : DRAWING, INTEREST AND REPAYMENT

6.   Advance of Funds

6.1  Notice to the Agent

     Whenever a Borrower wishes to borrow under the Facility, the Borrowers' Agent will deliver a notice to the Agent. This notice must be substantially in the form set out in Schedule 4. The notice must specify the following:

     (A)  The amount to be borrowed.

     (B)  The Borrower which is to make the borrowing.

     (C)  The length of the first Interest Period.

     (D)  The currency of the borrowing.

     (E) The date of the borrowing. In the case of an Advance denominated in dollars the date must be no sooner than three Business Days after the date the Agent receives the notice and in the case of an Advance denominated in any Optional Currency, the date must be no sooner than five Business Days after the date the Agent receives the notice. For this purpose if the Agent receives the notice on a day which is not a Business Day or after 10.00 a.m. on a Business Day, it will be treated as having received the notice on the following Business Day.

6.2  Limitations on Advances

     (A)  Limitations:

          The following limitations apply to Advances:

          (i) No Advance may exceed the uncancelled and undrawn amount of the Facility. This limitation will be applied as at the Advance Date. For this purpose, any part of the Facility which is subject to a notice of voluntary cancellation will be treated as cancelled and any Advance in an Optional Currency will be taken at its Original Dollar Amount. In addition, if any other requests are outstanding for Advances to be made on or before the proposed date of the newly-requested Advance, all Advances to which those requests relate will be deemed to be outstanding.

          (ii) An Advance in dollars must be a minimum of US$10,000,000 and an integral multiple of US$5,000,000 or be the uncancelled and undrawn amount of the Facility. An Advance in an Optional Currency must be either:

                (a) the equivalent of US$10,000,000 (converted at the Exchange
                    Rate) or a greater amount and, in any case, a round amount in that currency agreed with the Agent; or

                (b) the uncancelled and undrawn amount of the Facility.

          (iii) The Advance Date must be a Business Day before the Commitment Expiry Date and at least three Business Days (or, if the first Advance is to be denominated in an Optional Currency, five Business Days) after the Facility has become available under Clause 2.3(A).

          (iv)  The first Interest Period of the Advance must comply with Clause
                8.

          (v)   Clause 6.2(D) applies.

          (vi)  If the Advance is not to be in dollars, Clause 7 applies.

     (B) Splitting existing Advances: The Borrowers' Agent may give notice to the Agent that, with effect from the first day of a new Interest Period which would otherwise apply to an existing Advance, it wishes that Advance to be split into two or more Advances. This notice must be received by no later than the tenth Business Day before the first day of that Interest Period. The limitations in Clause 6.2(A)(ii), (v) and (vi) apply to the new Advances resulting from the split and the limitation in Clause 6.2(C) also applies. If the Agent receives any such notice which complies with the requirements of this paragraph
          (B), the requested new Advances will come into existence on the first day of the relevant new Interest Period.

     (C) Number of Advances: The maximum number of Advances that may be outstanding at any one time is ten.

          For this purpose, as at any Advance Date:

          (a) any Advance due to be repaid on any Advance Date will be treated as having been repaid on that Advance Date; and

          (b) any other Advance due to be made on the Advance Date will be treated as having been made; and

          any existing Advance due to be split into two or more new Advances on the first day of an Interest Period will be treated as having been split on that first day.

     (D) Euro units: Each Advance in euro will be recorded as denominated in euro units. This does not affect the denomination of any payment relating to that Advance (subject to Clause 12.3).

6.3  Notice to the Lenders

     The Agent agrees to provide details of the notice of borrowing to each Lender by no later than 5.00 p.m. on the third Business Day before the relevant Advance Date or, in the case of an Advance which the relevant Borrower has requested be denominated in an Optional Currency, by no later than 5.00 p.m. on the fifth Business Day before the relevant Advance Date. These details will also include the amount of the Lender's participation in the relevant Advance. In the case of an Advance which is requested in euro, amounts will be expressed in dollars since the equivalent amount in euro will not have been determined by then.

6.4  Conditions to borrowing

     The Lenders will be obliged to make an Advance to a Borrower only if:

     (A)  the relevant Facility is available in accordance with Clause 2;

     (B) a properly completed and signed notice of borrowing has been received by the Agent in accordance with Clause 6.1;

     (C) the representations deemed repeated in Clause 15.2 are true on the Advance Date;

     (D) there is no outstanding Termination Event or Potential Termination Event on the Advance Date which has not been waived; and

     (E) a Mandatory Prepayment Event has not occurred on or before the Advance Date.

6.5  Obligation to advance funds

     If the requirements of this Clause are satisfied, each Lender agrees to advance its participation in the relevant Advance to the relevant Borrower. The Advance will be made on the date specified in the relevant notice of borrowing.

6.6  Consequences of an Advance not being made

     If a notice of borrowing is delivered but no Advance is made the Lenders may incur losses and expenses as a result. The losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by the Lenders to fund the Advance. They may also include losses and expenses incurred in terminating commitments relating to the funding or incurred in hedging open positions resulting from the Advance not being made. The Parent agrees to reimburse each Lender for the amount of these losses and expenses, excluding loss of margin. This sub-Clause does not apply if the Advance is not made by reason of a default of a Lender or the Agent.

7.   Currency Option

7.1  Request for Optional Currency

     This Clause applies if a notice of borrowing specifies euro. In this case the Advance requested will be made in euro if all the conditions set out in this Clause 7 are satisfied. This does not affect the other provisions of this Agreement.

7.2  Request for re-advance in an Optional Currency

     This Clause also applies if the Borrowers' Agent, on behalf of any Borrower, delivers or is deemed to deliver a request to the Agent that the whole or part of an existing Advance or one resulting from a split under Clause 6.2(B):

     (A) is re-advanced on the first day of the next Interest Period relating to that Advance in an Optional Currency (being currently denominated in dollars); or

     (B) is maintained in the same Optional Currency as that in which it is currently denominated on the first day of the next Interest Period relating to that Advance.

     A request under this sub-Clause must be set out in a notice of re-advance delivered to the Agent by 10.00 a.m. on the fifth Business Day before the first day of the next Interest Period relating to the Advance in question. For this purpose, if the Agent receives the notice on a day which is not a Business Day or after 10.00 a.m. on a Business Day, it will be treated as having received the notice on the following Business Day. If the Agent does not receive a notice of re-advance by 10.00 a.m. on the fifth Business Day before the first day of the next Interest Period relating to an Advance, the Borrowers' Agent will be deemed to have delivered to the Agent a notice of re-advance specifying that that Advance is to be maintained in the same currency as in the current Interest Period. Any reference in this Clause to a notice of re-advance includes any notice which has been deemed delivered under this sub-Clause. The Agent agrees to provide details of each notice of re-advance received or deemed received by the Agent to each Lender by no later than 10.00 a.m. on the fourth Business Day before the date of the relevant re-advance. These details will also include the amount of the Lender's participation in each re-advance. The Borrowers may make no more than ten requests in any twelve month period pursuant to this Clause 7.2 in respect of Advances.

7.3  Non-availability of Optional Currency

     A Lender (an "Affected Lender") may notify the Agent that:

          (i) it is unable to make its participation in an Advance requested in a notice of borrowing available in euro for the requested Interest Period; or

          (ii) it is unable to make its participation in a re-advance requested in a notice of re-advance available in euro for the requested Interest Period.

     Each of the following applies if this notice is received by the Agent by
     5.00 p.m. on the third Business Day before the day the Advance is due to be made:

     (A) The Affected Lender will not be obliged to make its participation in the Advance or re-advance available in euro. Instead the Affected Lender agrees to make the participation available in dollars.

     (B) The amount the Affected Lender is required to advance will be the Original Dollar Amount of the participation it would otherwise have been required to make available in euro.

     (C) The Agent agrees to notify the Borrowers' Agent and the other Lenders of the receipt of the notice from the Affected Lender. This notification will be made by 10.00 a.m. on the second Business Day before the day the Advance or re-advance is due to be made.

7.4  Impracticality of drawing in Optional Currency

     An Advance which was to have been made in an Optional Currency requested in a notice of borrowing, or a re-advance which was to have been made in an Optional Currency requested in a notice of re-advance, will not be required to be made if all the following are true:

     (A)  An event described in Clause 7.5 occurs.

     (B) The Agent notifies the Borrowers' Agent of this event and states that, as a result, the Advance or re-advance (as applicable) cannot be made in the Optional Currency.

     (C) The notice from the Agent is received by the Borrowers' Agent by 9.00 a.m. on the date the Advance or re-advance is due to be made.

     The Agent agrees to deliver a notice under this sub-Clause if it is instructed by an Instructing Group to do so. For the purposes of this sub-Clause an Advance or re-advance will be treated as being made in an Optional Currency even if part of it was due to be made in dollars by virtue of Clause 7.2.

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                                      29

7.5  Events making drawing in Optional Currency impractical

     An event referred to in Clause 7.4 occurs if both:

     (A) there are changes in national or international financial, political or economic conditions or in currency exchange rates or exchange controls; and

     (B) these changes would, in the opinion of the Agent, make it impracticable for the Advance or re-advance (as applicable) to be denominated in the Optional Currency.

7.6  Repayment and re-advances

     This sub-Clause applies if the whole or part of an existing Advance is the subject of a notice of re-advance described in clause 7.2. If this sub-Clause applies, the Borrower to which the Advance relates will repay the whole of the existing Advance in the currency in which it has been denominated during the current Interest Period. Provided that this repayment is received, the Lenders will (subject to the other provisions of this Agreement) advance the Equivalent Amount of the Original Dollar Amount of each part of the existing Advance which is being maintained or re-advanced. This sub-Clause will not apply if:

     (A) the whole of an existing Advance is to be maintained in the same Optional Currency; and

     (B) the mean of the Agent's spot buying and selling rates for the exchange of dollars and that Optional Currency at or about 10 a.m. on the third Business Day in the case of an Advance denominated in dollars and on the fifth Business Day in the case of an Advance denominated in an Optional Currency before the first day of the next Interest Period has changed by less than five per cent. from the rate calculated by the Agent when that Advance was last advanced or re-advanced. The Agent will notify the Borrowers' Agent if this is the case by no later than noon on the day on which it makes the exchange rate calculation.

7.7  Use of Advances

     If the Agent and a Borrower agree, the Agent may apply any sum advanced or re-advanced by the Lenders to that Borrower under Clause 7.6 to purchase, on that Borrower's account, some or all of the amount due to be repaid by that Borrower to the Lenders under Clause 7.6. The amount purchased will then be applied in or towards that repayment. The Agent will not be liable to any party for the terms on which a purchase is made under this sub-Clause.

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                                      30

7.8  Interim Periods

     (A)  If:

          (i) the whole or any part of an Advance is to be denominated from the first day of an Interest Period (the "Second Interest Period") in a different currency from the currency in which it has been denominated during the preceding Interest Period (the "First Interest Period"); and

          (ii) the last day of the First Interest Period is not a day which is a Business Day for payments in each of the two currencies concerned,

          then that Advance will continue to be denominated in the currency in which it has been denominated during the First Interest Period (the "former currency") for a further five Business Days from the last day of the First Interest Period or such later day which is a Business Day for payments in both those currencies (that period being the "Interim Period"). The Second Interest Period will start on that day.

     (B) Each Interim Period will be treated as an Interest Period and the rate of interest in respect of it will be calculated in accordance with Clause 8.5.

     (C)  Interest under this sub-Clause will:

          (i) accrue from (and including) the first day of the Interim Period to (but excluding) the last day of that Interim Period;

          (ii) be due and payable by the Borrower to which the Advance relates on the last day of each Interim Period; and

          (iii) be paid in the former currency.

8.   Interest

8.1  Interest Periods

     Each Advance will have a first Interest Period commencing on its Advance Date. Subsequent Interest Periods in respect of an Advance will commence on the last day of the preceding Interest Period of that Advance.

8.2  Duration of Interest Periods

     Each Interest Period must be a period of 1, 3 or 6 months or any other period which the Agent (acting on the instructions of all the Lenders) may agree in writing. This does not apply to an Interim Period under Clause 7.8.

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                                      31

8.3  Selection of Interest Periods

     (A) Advances: The Borrowers' Agent may select the first Interest Period for an Advance in its notice of borrowing. By no later than 10.00 a.m. on the third Business Day in the case of an Advance denominated in dollars and on the fifth Business Day in the case of an Advance denominated in an Optional Currency before the first day of each subsequent Interest Period the Borrowers' Agent must notify the Agent of the duration of that Interest Period.

     (B) Failure to select: When the Borrowers' Agent does not select an Interest Period in accordance with paragraph (A), the Interest Period will be three months or such other period as will comply with this Clause 8.

     (C) Syndication: Notwithstanding the provisions of paragraph (A) and (B) above, all Interest Periods commencing prior to 31st July, 2000 (or such earlier date as the Arrangers shall notify the Borrowers' Agent that syndication of the Facility has been completed) shall be for a period of one month or such other period as may be agreed between the Borrowers' Agent and the Lenders listed in Schedule 1.

8.4  Adjustment of Interest Period

     (A) An Interest Period will end on the last Business Day of a calendar month if it is for a number of complete months and either:

          (i)  it commenced on the last Business Day of a calendar month; or

          (ii) it commenced on a day for which there is no corresponding day in the month in which it is due to end.

     (B) This paragraph applies when an Interest Period for an Advance would otherwise include the Repayment Date. In this case that Interest Period will end on the Repayment Date.

     (C) Any Interest Period which would otherwise end on a day which is not a Business Day will be extended to the next Business Day, unless that day falls in another calendar month. Where it is in another calendar month the Interest Period will end on the preceding Business Day.

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                                      32

8.5  Rate of interest

     The rate of interest applicable during any Interest Period applying to an Advance will be:

     (A) in respect of an Advance in dollars, a rate per annum equal to LIBOR for dollars for that Interest Period plus the Margin plus the Costs Rate; and

     (B) in respect of an Advance in euro, a rate per annum equal to EURIBOR for that Interest Period plus the Margin plus the Costs Rate.

8.6  Payment of interest

     Each Borrower agrees to pay interest accrued on each Advance made to it in arrear on the last day of each Interest Period applying to that Advance. Where the Interest Period is longer than 6 months, the relevant Borrower also agrees to pay interest accrued on the day 6 months after the first date of that Interest Period.

8.7  Taux Effectif Global

     In order to comply with the provisions of articles L313-1 and L313-2 (the "Articles") of the French consumer code (Code de la consommation), the effective global rate ("Taux Effectif Global") calculated in accordance with the Articles is as set out in a letter dated the date of this Agreement from the Agent to the Borrowers substantially in the form set out in Schedule 10, which letter forms an integral part of this Agreement.

9.   Repayment

     Each Borrower agrees to repay all amounts of the Loan outstanding from it on the Repayment Date.

10.  Prepayment

10.1 Optional prepayment

     The Borrowers' Agent may give notice that a Borrower will repay the whole or part of the Loan on any day prior to the Repayment Date. This notice must state:

     (A) the date of repayment, which will be at least 10 days after the notice is received by the Agent; and

     (B) the amount to be repaid, which will be a minimum of US$10,000,000 and an integral multiple of US$5,000,000 or the whole of the Loan.

     The relevant Borrower agrees to make the repayment in accordance with the notice. Clause 11.6 applies to any repayment under this sub-Clause. Otherwise, the prepayment can be made without penalty.

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                                      33

10.2 Mandatory prepayment in part

     (A) Obligation to prepay: Each Borrower agrees to prepay the Loan in accordance with this sub-Clause.

     (B) Circumstances in which obligation to prepay arises: The Borrowers will be obliged to prepay under this sub-Clause in each of the following circumstances:

          (i) Following the disposal of any assets by any member of the Group (a "Disposal Prepayment"). This does not apply to the following disposals:

               (a) A disposal for a consideration other than cash or the equivalent of cash.

               (b)  A disposal of obsolete or waste assets.

               (c)  A disposal of cash equivalent investments for cash.

               (d) A disposal of the stock in trade in the ordinary course of business.

               (e) A disposal from one member of the Group to another member of the Group.

               (f)  A transaction which involves any one of the following:

                    (1) the sale of the land and building at 40 quai de Dion Bouton and the liquidation of its present owner, SNC Square Leon Blum SA (the "Owner");

                    (2) the acquisition by a member of the Group of the shares in the Owner which are currently held by Chevrotine de Participation SA ("Chevrotine") followed by the sale of all the shares in the Owner;

                    (3) the acquisition of Chevrotine followed by the sale of either all the shares in the Owner or all the shares in Chevrotine;

                    (4) the sale to Chevrotine of the shares in the Owner currently held by the Group.

               (g) In addition to those described in (a) to (f) above, any disposal or series of related disposals realising Net Disposal Proceeds of US$15,000,000 or less or its equivalent in any other currency.

          (ii) Following the raising of funds by any member of the Group, whether by way of an issue of securities or by way of loan,

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                                      34


               in the international equity or debt capital markets (a "New Issue Prepayment"). This does not apply to the following:

               (a) Any issue of equity or debt to another member of the Group or a loan by one member of the Group to another member of the Group or the issue of American Depository Receipts which is to be made by the Parent in connection with, and as consideration for, the Acquisition.

               (b)  Any bilateral borrowing from a bank.

     (C) Amount of mandatory prepayment: The amount the Borrowers are obliged to prepay under this sub-Clause will be as follows:

          (i) In the case of a Disposal Prepayment, an amount equal to the Net Disposal Proceeds. Where any sum is deducted from Net Disposal Proceeds pursuant to the definition of that expression in Clause
               1.1 and has not been applied or contractually committed to be applied or carried to a tax reserve (properly provided for in accordance with Generally Accepted Accounting Principles) to be applied:

               (a) In the case of an item in paragraphs (A) to (D) of that definition, in meeting the cost, liability or tax referred to in those paragraphs within the period of six months after the disposal, it shall on the expiry of that six month period, be added to the Net Disposal Proceeds and will be treated as arising on that date.

               (b) In the case of an item in paragraph (D) of that definition, in meeting the cost referred to in that paragraph within the period of three months after the disposal, it shall on the expiry of that three month period, be added to the Net Disposal Proceeds and will be treated as arising on that date unless, before the expiry of that three month period, the Parent provides reasonable evidence that the amount deducted from the Net Disposal Proceeds will be used to meet that cost within the further period of three months starting on the expiry of the first period (the "Extended Period"). In that case, if and to the extent that that cost has not been met by the deducted sum at the expiry of the Extended Period, the sum deducted will be added to the Net Disposal Proceeds and will be treated as arising on that date.

          (ii) In the case of a New Issue Prepayment, an amount equal to the Net New Issue Proceeds.

     (D) Mandatory Prepayment Account: Net Disposal Proceeds will be paid within ten Business Days after they arise, and Net New Issue

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                                      35

          Proceeds will be paid within five Business Days after they arise into a separate blocked account in the Borrowers' Agent's name with Morgan Guaranty Trust Company of New York, London branch (the "Mandatory Prepayment Account"). The Borrower's Agent will, if so requested by an Instructing Group, grant the Agent a first fixed charge on the Mandatory Prepayment Account in a form which is satisfactory to the Agent (acting reasonably). The Borrowers' Agent shall not be entitled to withdraw sums standing to the credit of the Mandatory Prepayment Account other than in order to make a prepayment in accordance with the provisions of this Clause 10.2. Any amounts standing to the credit of the Mandatory Prepayment Account which are to be applied in making a prepayment shall be paid direct from the Mandatory Prepayment Account to the Agent. Interest will accrue on amounts standing to the credit of the Mandatory Prepayment Account at a rate which is in line with market rates then prevailing for deposits of a similar kind.

     (E) Timing of mandatory prepayment: Amounts prepayable under this sub-Clause will become due for prepayment, and will be paid out of the Mandatory Prepayment Account, on the last days of Interest Periods for Advances in such a way as to ensure that the Loan is prepaid as early as possible but that each Advance is prepaid on the last day of an Interest Period for it.

10.3 Mandatory prepayment in full

     (A) Obligation to prepay: The Borrowers agree to prepay the whole of the Loan in accordance with this sub-Clause.

     (B) Circumstances in which obligation to prepay arises: The Borrowers will be obliged to prepay under this sub-Clause if any member of the Group receives, after the date of this Agreement, a notice or notices of the exercise of a put option or put options requiring it to buy shares in any company or group of companies (whether already members of the Group or not) at a cash price which, when aggregated with any amounts already paid or due to be paid by any member of the Group in respect of put options for the same company or group of companies, is in excess of US$100,000,000 (or its equivalent in other currencies). The receipt of the notice which results in this limit being exceeded is a Mandatory Prepayment Event.

     (C) Timing of mandatory prepayment: On the occurrence of a Mandatory Prepayment Event, the amount prepayable under this sub-Clause will become due for prepayment immediately.

     (D) Cancelling of Facility: On the occurrence of a Mandatory Prepayment Event in accordance with this sub-Clause, the Available Commitment of each Lender will be automatically cancelled on that date.

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                                      36

10.4 No reborrowing

     Except as provided in Clause 7, no Advance which is repaid may be reborrowed.

10.5 No other prepayment

     The Borrowers may not repay the Loan early except in the manner permitted or required by this Agreement.

PART IV : CHANGES OF CIRCUMSTANCES AND PAYMENTS

11.  Changes of Circumstances

11.1 Illegality

     (A) Notice: Each Lender agrees to notify the Borrowers' Agent if it believes it is or will be acting illegally in relation to the Facility. The illegality may relate to the performance of the Lender's obligations, the maintenance of the Facility or the Lender's funding arrangements.

     (B) Cancellation and prepayment: If a Lender delivers a notice of illegality, the Commitments of that Lender will be cancelled on the date of that notice. Each Borrower agrees to repay the participation of that Lender in each Advance on the last day of the Interest Period of that Advance during which the notice is received, unless that Lender certifies that, because of a legal requirement applicable to that Lender, it must be repaid earlier. In this event the Borrowers agree to repay the participation on the earlier date (or dates) specified by the Lender. Clause 11.6 applies to any cancellation or repayment under this sub-Clause.

11.2 Increased costs

     (A)  Types of increased costs:  This sub-Clause applies where all of (i),
          (ii) and (iii) are true:

          (i)  Either:

               (a) there is a change in a legal or other requirement applicable to a Lender Group Company or a change in its interpretation or application; or

               (b) a Lender Group Company complies with a direction or request of an authority which has power or influence over the activities of that Lender Group Company.

          (ii) As a result, any of the following occurs:

               (a)  a Lender Group Company incurs an expense;

               (b) a Lender Group Company's effective return from the Facility or on its overall capital is reduced;

               (c)  any amount payable to a Lender Group Company is reduced; or

               (d) a Lender Group Company does not recover an amount which would otherwise have been paid to it.

               No account will be taken of tax on the overall net income of a Lender, or a Lender Group Company, in the country in which it has its principal office or the office through which it is acting for the purposes of this Agreement. No account will also be taken of any costs, losses, liabilities or reductions to the extent to which a Lender is compensated by the Costs Rate.

          (iii) The losses, reductions and expenses arising as a result are wholly or partly attributable to the Facility or the arrangements made by a Lender in connection with the Facility.

     (B) Notice: Each Lender agrees to notify the Borrowers' Agent through the Agent if it becomes aware that this sub-Clause applies.

     (C) Payment of additional amounts: The Parent agrees to reimburse each Lender for the losses, reductions and expenses described in paragraph
          (A)(ii) which are attributable to the Facility.

     (D) Prepayment: If a Lender delivers a notice of increased costs the Borrowers' Agent may deliver a notice of repayment to that Lender. The Borrowers agree to prepay the participation of that Lender in each Advance three Business Days after the Lender receives this notice. Clause 11.6 applies to this repayment.

11.3 Market disruption

     (A)  Nature of market disruption:  This sub-Clause applies if any of (i),
          (ii), (iii) or (iv) is true:

          (i) The Agent believes that there are no reasonable means to ascertain LIBOR or EURIBOR because of circumstances in the London or the European inter-bank market. This determination may only be made after consultation with the Reference Banks.

          (ii) Lenders with Commitments exceeding 50% of the Total Commitments, or with participations exceeding 50% of the Loan, notify the Agent that they believe that LIBOR or EURIBOR would not reflect fairly the cost to them of funding an amount outstanding under this Agreement.

          (iii) LIBOR or EURIBOR cannot be determined because fewer than three Reference Banks provide quotations.

          (iv) Lenders with Commitments exceeding 50% of the Total Commitments, or with participations exceeding 50% of the Loan, notify the Agent that they are unable to fund their participation in the Loan in the London or European inter-bank market.

     (B) Notice: The Agent agrees to notify the Borrowers' Agent and the Lenders if this sub-Clause applies.

     (C) Alternative interest rate arrangements: If the Agent delivers a notice of market disruption each of the following applies:

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                                      39

          (i) The Borrowers' Agent may notify the Agent that a proposed Advance should not be made. This notice must be received by the Agent not later than 5.00 p.m. on the Rate Fixing Day applicable to the first day of the first Interest Period of that Advance. In this case:

                (a) that Advance will not be made; and

                (b) the Parent agrees to reimburse those Lenders which have arranged funding for that proposed Advance in accordance with Clause 6.6.

          (ii) The means of determining the rates of interest applicable to the Facility will be suspended. Instead the Borrowers agree to pay interest to the Lenders in the manner requested by the Agent. A request by the Agent may specify periods to be used for the computation of interest. It must also specify the rate of interest to apply for a period. This rate will be the rate determined by the Agent to reflect the cost to each Lender of funding for the period plus the Margin plus the Costs Rate. In order to assist the Agent in this determination each Lender agrees to provide to the Agent any information which the Agent may request. If this information is received by the Agent within any time period specified by the Agent it will be taken into account by the Agent in making its determination.

          (iii) The Borrowers and the Agent will negotiate the terms of an alternative arrangement for determining a rate of interest for the Facility. The negotiations will be carried on in good faith. Neither party is bound to continue the negotiations after the date 30 days after the Borrowers' Agent receives the Agent's notice. If Agreement is reached and if it is approved by all the Lenders the rate of interest will be determined in accordance with the Agreement. Sub-paragraph (i) will not apply to the extent that it is expressly excluded by this Agreement.

          (iv) If the circumstances described in paragraph (A) cease to apply the Agent will notify the Borrowers' Agent and the Lenders. The notice will specify the transitional arrangements proposed by the Agent. The Borrowers agree to pay interest to the Lenders in the manner described in this notice unless a different arrangement is agreed by the Agent and the Borrowers' Agent and approved by all the Lenders. In this case the Borrowers agree to pay interest to the Lenders in the manner agreed.

     (D) Prepayment: If this sub-Clause applies, the Borrowers' Agent may deliver a notice of repayment to the Agent. The Borrowers agree to prepay the Loan three Business Days after the Agent receives this notice. Clause 11.6 applies to this repayment.

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                                      40

11.4 Withholdings

     (A) Withholdings and deductions: This sub-Clause applies if an Obligor is required by law to make a payment under a Finance Document net of a withholding or deduction. It also applies if the Agent is required by law to make a payment to a Lender under a Finance Document net of a withholding or deduction.

     (B) Notice: Each Obligor agrees to notify the Agent if it becomes aware that this sub-Clause applies. The Agent agrees to notify the Obligors and the Lenders if it becomes aware that this sub-Clause applies to any payments to be made by it.

     (C) Grossing up: Each Obligor agrees to increase the amount of any payment which is subject to a withholding or deduction. This applies both where the withholding or deduction is required on the payment by the Obligor itself and where it is required on the payment by the Agent to the Lenders. As a result of this increase the person entitled to the payment will be entitled to receive the same amount it would have received if there had been no withholding or deduction. In the case of a payment by an Obligor which is incorporated in France to or for the account of a Lender, this sub-clause (C) will only apply if that Lender is a Qualifying Bank.

     (D) Payment of tax: Each Obligor agrees to pay to the appropriate authority all amounts withheld or deducted by it. If a receipt or other evidence of payment can be issued, Obligors agree to deliver this to the Agent as soon as practicable.

     (E) Prepayment: If an Obligor or the Agent delivers a notice of withholding or deduction the Borrowers' Agent may deliver to the Agent a notice of repayment. This notice may relate to any part of the Loan which is subject (or the interest on which is subject) to the withholding or deduction. The Borrowers agree to prepay the Loan (or the part of it which is affected) three Business Days after the Agent receives this notice. Clause 11.6 applies to this repayment.

     (F)  Tax credits:  This paragraph applies if:

          (i) any Obligor pays an additional amount under this sub-Clause (a "Tax Payment");

          (ii) a Lender effectively obtains a refund of tax, or obtains and uses a credit against tax, by reason of the Tax Payment or the withholding or deduction that gave rise to the Tax Payment (a "Tax Credit"); and

          (iii) that Lender is able to identify the Tax Credit as being attributable to the Tax Payment or such withholding or deduction.

          In this case the Lender agrees to reimburse to the Obligor the amount that the Lender reasonably determines in good faith to be the proportion of the Tax Credit which will leave the Lender (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been required. Each Lender will be entitled to arrange its tax affairs in whatever manner it thinks fit. No Lender is obliged to disclose any information regarding its tax affairs or computations to any Obligor.

11.5 Taxes etc on a Lender

     This sub-Clause applies if any Lender or the Agent on its behalf is liable to pay any tax or other amount on or by reference to any sum payable to it under a Finance Document or any payments made by it pursuant to any contractual document relating to its participation under this Agreement entered into in the initial syndication phase for the Facility. The Obligors agree to reimburse that Lender or the Agent for that liability. This sub-Clause does not however apply where the liability is for tax on the net income of a Lender or the Agent which is imposed by the jurisdiction in which its principal office or the office through which it is acting for the purpose of this Agreement is situated.

11.6 Prepayment

     This sub-Clause applies if any Borrower is obliged to repay the Loan or any part of it under this Clause or Clause 10 or Clause 19.2. In this event the Borrower agrees to pay on the date repayment is due interest accrued on the Loan (or the amount to be repaid) up to that date. If the date repayment of an Advance is due is not the last day of its Interest Period, the Borrower will reimburse each affected Lender for the losses and expenses that Lender has incurred, or will incur, as a result, excluding loss of margin. These losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by that Lender to fund any Advance. They may also include losses and expenses incurred in hedging open positions resulting from the repayment.

11.7 Mitigation

     This sub-Clause does not affect the obligations of the Borrowers under Clauses 11.1(B), 11.2(C), 11.4 or 11.5. If any of Clauses 11.1, 11.2, 11.4
     or 11.5 applies to a Lender that Lender and, if relevant, the Agent will take reasonable steps (in the case of Clause 11.1) to try to mitigate the effect of the circumstances giving rise to the illegality or (in the case of the other sub-Clauses) to try to reduce the amounts payable by the Borrowers under the relevant sub-Clause. Neither the Lender nor the Agent will, however, be obliged to do anything which in its reasonable opinion would or might have an adverse economic effect on it or which would or might be contrary to general banking practice.

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                                      42

12.  Payments

12.1 Method and timing of payments

     All payments under the Finance Documents must be made in immediately available and freely transferable funds. Each payment must be for value on the due date.

12.2 Currency of payment

     Each Advance is to be advanced and repaid in the currency in which it is denominated. Interest on an Advance is to be paid in the same currency as the Advance. All other payments are to be made in dollars, unless this Agreement specifies a different currency.

12.3 Payments in euro

     Each payment by the Agent in euro will be made in euro rather than national currency units, unless the Agent notifies the recipient otherwise. This does not affect the rights of any party under any applicable law to make euro payments in national currency units or receive euro payments credited to its account in national currency units. The Agent will not be liable for any failure to make payments on their due date arising from any failure in any cross-border euro payment system. In addition, Clause 20.8 will apply.

12.4 Payments through the Agent

     (A) Normal arrangements: All payments by any Obligor or by a Lender under this Agreement will be made through the Agent. Each dollar payment will be made to the account of the Agent with Morgan Guaranty Trust Company of New York, New York, Account Name "MGT NY-Del" (SWIFT MGTCUS33EOD), account number 001 39 968, Attention: European Operations Group. Each non-dollar payment will be made to an account of the Agent. The details of this account will be notified to the payer by the Agent. The Agent will pay on an amount received as soon as the Agent has ascertained that it has been received.

     (B) Alternative arrangements: If the Agent believes that it is, or will be, illegal or impossible for it to pay on to a Lender in accordance with paragraph (A), it agrees to notify the Borrowers' Agent and that Lender. In this case the Borrowers' Agent and that Lender may agree alternative arrangements for payments to be made to that Lender. Paragraph (A) will not apply to the extent excluded by those alternative arrangements. That Lender agrees to provide notice of the arrangements to the Agent and will notify the Agent of payments in accordance with Clause 14.1.

12.5 Payments to the Borrower

     Each payment by the Agent to a Borrower will be made to the account specified by the Borrowers' Agent in writing to the Agent.

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                                      43

12.6 Payments to the Lenders

     Each payment by the Agent to a Lender will be made to the account of that Lender notified to the Agent for this purpose.

12.7 Change of account

     A Borrower or a Lender may change any of its receiving accounts by not less than five Business Days' notice to the Agent (in the case of a Borrower, by the Borrowers' Agent). The Agent may change any of its receiving accounts by not less than five Business Days' notice to the Borrowers' Agent and the Lenders.

12.8 Refunding of payments by the Agent

     This sub-Clause applies if the Agent makes a payment out in the mistaken belief that it has received or will receive an incoming payment on a particular day. In this case the person which received the payment from the Agent agrees to return it. It will also reimburse the Agent for all losses and expenses incurred by the Agent as a result of the payment. This sub-Clause does not affect the rights of the person which received the payment against the person which failed to make the payment to the Agent.

12.9 Non-Business Days

     If a payment would be due on a non-Business Day the payment obligation will be deferred to the next Business Day, unless that day is in another calendar month. Where it is in another calendar month that payment obligation will be brought forward to the previous Business Day.

     Interest and commitment fee will be adjusted accordingly.

12.10 Payment in full

      All payments by any Obligor will be made in full and without set off or counterclaim. No payment will be made net of a withholding or deduction, unless this is required by law. In this event Clause 11.4 applies.

12.11 Set-off

      If an Obligor owes money under a Finance Document the person to whom it is owed may set off this obligation against any moneys owed by that party to that Obligor. The moneys owed by that party may be in a different currency, arise on a separate transaction or involve another branch. This sub-Clause applies only if there is an outstanding Termination Event or if a Mandatory Prepayment Event has occurred. Where amounts are in different currencies the person to whom money is owed under a Finance Document may convert amounts into the same currency using the then current exchange rate. If a Lender sets off an obligation under a Finance Document, that Lender agrees to notify the Agent promptly. The notice will provide details of the amount set off.

13.   Late Payment

13.1  Default interest

      The Obligors agree to pay interest on all amounts unpaid under a Finance Document after their due date for payment. This interest will be computed by reference to successive periods selected by the Agent. The first of these periods will start on the due date for payment of the unpaid amount. The rate of interest applicable during each of these periods will be a rate per annum equal to 2% plus LIBOR (or, as the case may be, EURIBOR) for that period plus the Margin plus the Costs Rate. This interest will be paid in arrear on the last day of each of these periods and on the date of payment of the unpaid amount. Interest will be due under this sub-Clause both before and after judgment.

13.2  Indemnity

      If any Obligor fails to make a payment on the due date the Obligors agree to reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. The computation of these losses and expenses will take into account any amount received under Clause 13.1. The person claiming reimbursement will take reasonable steps to minimise the losses or expenses it so incurs.

                                      45
14.  Sharing among Lenders

14.1 Notice

     If an amount due to a Lender (the "Recipient") under a Finance Document is discharged other than by payment through the Agent, the Recipient agrees to notify the Agent. This may occur because of the exercise of a right of set-off, by virtue of a combination of accounts or because of a voluntary or involuntary payment by the Obligors direct to that Recipient. The notification will provide details of the amount discharged and will be delivered no later than 10 Business Days after the discharge.

14.2 Determination by the Agent

     Where a Lender has issued a notice under Clause 14.1 the Agent will determine what payments, if any, are due under Clause 14.4. This determination will be made on the basis of the information contained in all the notices delivered to the Agent under Clause 14.1. The determination will be notified to the Obligors.

14.3 Litigation

     In determining the amount due under Clause 14.4 no account will be taken of an amount due to a Lender which has declined to participate in legal proceedings which resulted in the payment described in Clause 14.1. This only applies if that Lender could have joined in the proceedings or could have instituted its own proceedings, but failed to do so.

14.4 Payment to the Agent

     The Recipient agrees to pay to the Agent an amount calculated as follows:

                                P = D x (X - Y)

     where

          P = the amount payable to the Agent

          D = the aggregate amount due to the Recipient out of which an amount has been discharged

          X = the fraction of D which has been discharged

          Y = the fraction which has been discharged, if any, of the aggregate amount due to the Lender which has the greatest proportion of that amount still outstanding.

     This amount will be paid no later than five Business Days after receipt of a notice from the Agent under Clause 14.2.

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                                      46

14.5 Obligations of the Borrowers and the Guarantors

     Any amount due to the Recipient which would otherwise have been discharged as described in Clause 14.1 will be treated as not having been discharged to the extent of an amount which is or will be payable under Clause 14.4 as a result. Accordingly the Obligors agree to pay this amount to the Recipient as if it had not been discharged. This payment is required to be made whether or not the Agent has issued a determination under Clause 14.2.

14.6 Distribution

     The Agent agrees to distribute to the Lenders the amount received by it under Clause 14.4 as if that amount had been received from the Borrowers in discharge of an amount due under the Agreement. The Borrowers will then be treated as having paid that amount.

14.7 Recovery

     This sub-Clause applies if an amount discharged as described in Clause 14.1 is recovered from, or is required to be repaid by, the Recipient. In this case each Lender which received the benefit of a payment made under Clause
     14.4 agrees to repay to the Recipient the amount it received. Each of these Lenders will also reimburse the Recipient for any interest or other losses or expenses which the Recipient has incurred in connection with the discharged amount or its recovery or repayment. The rights and obligations of the parties shall be restored to the position before any payment became due under Clause 14.4.

PART V : REPRESENTATIONS, COVENANTS AND TERMINATION EVENTS

15.  Representations

15.1 Initial representations

     Each Obligor confirms that each of the following is true:

     (A) Legal status: It is a company duly incorporated and validly existing under the laws of the place of its incorporation as specified in this Agreement.

     (B) Corporate powers: It has power to own its assets and conduct its business as it is now being conducted. It also has power to sign and deliver those of the Finance Documents to which it is party and those of the Merger Documents to which it is party and to exercise its rights and perform its obligations under those Finance Documents and Merger Documents.

     (C) Authorisations: The signature and delivery of those of the Finance Documents to which it is party and those of the Merger Documents to which it is party on its behalf and the exercise of its rights and the performance of its obligations under those Finance Documents and Merger Documents and in relation to the Acquisition have been duly authorised.

     (D) Binding obligations: Those of the Finance Documents and Merger Documents to which it is party have been duly signed and delivered by it. Its obligations described in those Finance Documents to which it is party are, subject to the Reservations, its valid, binding and enforceable obligations in accordance with their terms.

     (E) Legality and contraventions: The signature and delivery of those of the Finance Documents and the Merger Documents to which it is party on its behalf and its exercise of rights and performance of obligations under those Finance Documents and the Merger Documents:

          (i) are not prohibited by law, regulation or order or by its constitutional documents;

          (ii) in the case of the Finance Documents, do not require any approval, filing, registration or exemption or, if any approval, filing, registration or exemption is required, it has been obtained and remains in full force and effect; and

          (iii) are not prohibited by, and do not constitute an event of default under, and do not result in an obligation to create Security under, any document or arrangement to which it is a party.

     (F) Ranking of obligations: Its obligations under the Finance Documents will rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness (actual or contingent).

     (G) Borrowing limit: The borrowing of the full amount available under this Agreement will not cause any limitation on the powers to borrow of any Borrower or on the powers to give guarantees of any Guarantor (with the limitations applicable pursuant to Clause 2.3 of the Guarantee) or the powers of their respective directors to be exceeded.

     (H) No Termination Event: No Termination Event or Potential Termination Event has occurred and remains unremedied or unwaived.

     (I) No Mandatory Prepayment Event: No Mandatory Prepayment Event has occurred.

     (J) Accounts: The audited consolidated financial statements of the Parent for the years 1998 and 1999 together with their notes were prepared in accordance with Generally Accepted Accounting Principles consistently applied and present a true and fair view of the Group's financial condition and operations at the date to, and for the period for, which they were drawn up. For the purpose of those financial statements, "Group" includes Media Planning and its Subsidiaries.

     (K) Stamp Duty: No stamp, registration or similar tax is payable, and no filing or registration is required, in connection with the execution, performance or enforcement of any Finance Document, other than the stamp duty provided by Sections 899-4/o/ and 897 of the French General Tax Code.

     (L) Litigation: No member of the Group is involved in any court or arbitration proceedings nor is it aware that any proceedings of this kind are being considered or threatened by any other person which if adversely determined would have a Material Adverse Effect. For this purpose "Group" includes Media Planning and its Subsidiaries.

     (M) No default: No member of the Group is in breach of any law (including environmental law), order, regulation, agreement or arrangement applicable to it or any of its assets which in any such case could have a Material Adverse Effect. For this purpose, "Group" includes Media Planning and its Subsidiaries.

     (N) Change in financial condition: There has been no change in the financial condition, businesses or operations of the Parent or the Group since 31st December, 1999 which has had or is reasonably likely to have a Material Adverse Effect. For this purpose, "Group" includes Media Planning and its Subsidiaries.

     (O) Security: No Security securing the payment of money exists at the date of this Agreement over any of the assets of the Obligors and the Material Subsidiaries except Security falling within Clauses

          18.1(C)(i) and other Security which has been disclosed in the Disclosure Letter.

     (P) Year 2000: None of the Obligors and no Material Subsidiary has experienced a material disruption to its business or operations as a result of Year 2000 Matters, no such disruption is expected and there is no fact or circumstances known to any of the Obligors likely to give rise to such disruption.

     (Q) Winding Up: It is not aware of any proceedings that are current, pending or threatened for the winding up of any Obligor or any Material Subsidiary or Media Planning.

     (R) Licences and Consents etc.: All material licences, consents and authorisations necessary for each Obligor and Material Subsidiary to conduct the business carried on by it have been obtained and are in full force and effect.

     (S)  Information:

          (i) The projections for the Group following the completion of the Acquisition supplied to the Arrangers on or before the date of this Agreement have been prepared after taking due care and are based on reasonable assumptions. For this purpose, "Group" includes Media Planning and its Subsidiaries.

          (ii) All information (other than forecasts and projections) contained in the Information Memorandum was, at the date of the Information Memorandum, true and accurate in all material respects and all forecasts and projections contained in it have been prepared after taking due care and are based on reasonable assumptions. All that information does not omit to disclose any matter failure to disclose which would result in the information being misleading in any material respect as at the date of the Information Memorandum.

          (iii) All other information supplied on its behalf to either of the Arrangers in connection with the Finance Documents was, on the date supplied, true and accurate in all material respects. It is not aware of any material facts or circumstances which have not been disclosed to the Arrangers which might, if disclosed, adversely affect the decision of a person considering whether or not to lend to the Borrowers.

     (T)  Federal Reserve Regulations:

          (i) Neither the Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

          (ii) No part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors, including Regulation U or X. The Parent and its Subsidiaries will at no time acquire or hold any Margin Stock unless the Parent shall have delivered to the Agent evidence demonstrating to the satisfaction of the Agent that the credit extended hereunder will not violate Regulation U. This will not apply to the Parent's treasury stock, if any.

     (U) Compliance with ERISA: The Obligors and each Material Subsidiary are substantially in compliance with the provisions of ERISA and those provisions of the Code applicable to the Plans which, at present, apply to it and has not incurred any material liability to the PBGC or any employee benefit pension plan under Title IV of ERISA.

     (V) No investment Company: It is not an "investment company" within the meaning of the Investment Company Act of 1940 (as amended) of the United States of America.

15.2 Repetition

     All of the representations in Clause 15.1, except those in sub-Clauses (H),
     (K), (L), (M), (N), (P) and (R), will be deemed repeated by each Obligor on the first day of each Interest Period. This repetition will be with reference to the facts on that day. If on that day audited accounts for a period subsequent to the date referred to in Clause 15.1((J)) have been published, that sub-Clause will be treated as referring to the audited profit and loss accounts, audited balance sheets and audited cash flow statements contained in the then latest audited financial statements of the parties referred to in that sub-Clause.

15.3 Survival of representations

     Each of the representations made under this Agreement will survive the making of each Advance.


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                                       51

16.  Delivery of Information

16.1 Periodic reports

     The Parent agrees to deliver each of the following to the Agent as soon as they become available and, in any event, by the latest date indicated:

     Document/Information                                                                 Latest Date
     --------------------                                                                 ------------
     (i)   Annual audited consolidated accounts of the Group.  For                        120 days after the end
           this purpose, "Group" includes Media Planning and its                          of each financial year
           Subsidiaries.

     (ii)  Annual audited accounts of the Parent.                                         120 days after the end
                                                                                          of each financial year
     (iii) Half year audited consolidated accounts of the Group.
           For this purpose, "Group" includes Media Planning and its                      120 days after the end of the
           Subsidiaries.                                                                  first half of each financial year

     (iv)  (a)  A certificate with detailed computations confirming
                compliance with the financial covenant in Clause 17 and the               At the time of delivery of the
                Parent's best estimate of the Group's Financial Indebtedness, in          annual audited consolidated
                each case as at the relevant accounts date.  For this purpose,            accounts of the Group and the delivery
                "Group" includes Media Planning and its Subsidiaries.                     of the half year audited consolidated
                                                                                          accounts of the Group.

           (b) A list of Material Subsidiaries at the date of the accounts which the list accompanies showing their country of incorporation or constitution.

     (v)   An opinion, signed by the auditors of the Group confirming                     At the time of delivery of the annual
           that the consolidated Group accounts comply with Generally                     and half year audited consolidated
           Accepted Accounting Principles.  For this purpose, "Group"                     accounts of the Group
           includes Media Planning and its Subsidiaries.

     In each case the Parent agrees to deliver sufficient copies for the Agent and each Lender.


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                                       52

16.2 GAAP

     The Parent confirms and agrees that all accounts and financial statements to which Clauses 15.1(J) and 16.1 apply have been or will be prepared in accordance with French law and Generally Accepted Accounting Principles consistently applied.

16.3 Requests

     The Agent, acting reasonably, may request the Borrowers' Agent to deliver to the Agent information about any Obligor or member of the Group or their assets or business. The Borrowers' Agent agrees to deliver promptly to the Agent the requested information, unless the delivery of the information to the Agent is prohibited by law. For this purpose, "Group" includes Media Planning and its Subsidiaries.

16.4 Termination Event

     Each Obligor agrees to notify the Agent immediately of the occurrence of a Termination Event or Potential Termination Event.

16.5 Mandatory Prepayment Event

     The Parent agrees to notify the Agent immediately of the occurrence of a Mandatory Prepayment Event.

16.6 Litigation

     Each Obligor agrees to notify the Agent as soon as it becomes aware that any proceedings of the kind described in Clause 15.1(L) are being threatened in writing by any person.

16.7 Information about Permitted Acquisitions

     If any member of the Group makes a Permitted Acquisition, the total Consideration for which exceeds US$15,000,000, the Parent will, as soon as reasonably practical after the acquisition, deliver to the Agent a certificate signed by the Chief Executive Officer (Finance), Chief Financial Officer or the Treasurer of the Parent containing the following:

     (A)  Details of the Consideration for that Permitted Acquisition.

     (B) A confirmation that the acquisition satisfies all the conditions set out in the definition of Permitted Acquisition in Clause 1.1 and an explanation of how it does.


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                                       53

16.8 Change of accounting treatment

     (A) This sub-Clause applies if there is a change in the manner in which the financial statements of the Group are prepared or in the accounting principles or standards applied in the preparation of those accounts.

     (B) If this sub-Clause applies or will apply the Borrowers' Agent agrees to notify the Agent. The Borrowers' Agent and the Agent will then negotiate in good faith with a view to making any necessary changes to this Agreement to reflect the change described in paragraph (A). Neither party is bound to continue the negotiations after the date 30 days after the Agent receives the Borrowers' Agent's notice.

     (C) If this sub-Clause applies, and agreement is not reached under paragraph (B) above, the Parent agrees to deliver, with each certificate referred to in Clause 16.1(iv), a reconciliation (audited in the case of a certificate by the auditors). This reconciliation will show the amounts utilised for the computations required for the purposes of this Agreement as they would have been if no change had occurred. The amounts in this reconciliation will then be used for computations required for the purposes of this Agreement instead of the corresponding amounts in the certificates which would otherwise have been delivered under Clause 16.1(iv) based on the accounts then being prepared.

17.  Financial Covenant

17.1 Definitions

     (A)  In this Agreement:

          "Consolidated Group" means the Parent and all those companies whose accounts are consolidated with those of the Parent in the production of the financial statements referred to in Clause 16.1(i) and (iii).

          "EBITDA" for any period means the consolidated net profit of the Consolidated Group for that period:

          (i)   before deducting minority interests;

          (ii) before taking into account all Extraordinary Items (whether positive or negative) but after taking into account all Exceptional Items (whether positive or negative);

          (iii) before deducting income tax in any relevant jurisdiction;

          (iv) before deducting amortisation of goodwill and any costs incurred in relation to the Acquisition; to the extent that costs incurred in relation to the Acquisition are required to be expensed, they will be treated as Extraordinary Items;

          (v) before deducting amortisation of goodwill in relation to any other acquisition;

          (vi) before taking into account Interest accrued during that period, whether or not paid, deferred or capitalised during that period;

          (vii) before taking into account amortisation of financing costs calculated in accordance with Generally Accepted Accounting Principles during that period;

          (viii) after deducting any gain, and adding back any loss, relative to book value arising on the sale, lease or other disposal of any fixed assets during that period and after deducting any gain, and adding back any loss, arising on revaluation of any fixed assets during that period, in each case to the extent that it would otherwise be taken into account;

          (ix)   before deducting depreciation; and

          (x) after taking into account any dividends or capital distributions received from any non-consolidated interests of any member of the Consolidated Group.

     "Exceptional Items" has the meaning given to it by Generally Accepted Accounting Principles, but excluding any Extraordinary Items.

     "Extraordinary Items" has the meaning given to it by Generally Accepted Accounting Principles.

     "Interest" means interest and amounts in the nature of interest, whether payable or receivable.

     "Interest Expense" for any period means the Interest due and payable on an accruals basis during that period as an obligation of any member of the Consolidated Group (whether or not paid or capitalised during or deferred for payment after such period), but adjusted to take account of any amount receivable or payable on an accruals basis during that period by any member of the Consolidated Group (after deducting all taxes applicable to that Interest receivable) under interest rate or currency hedging Agreements or instruments.

(B) (i) All the terms defined in paragraph (A) are to be determined in accordance with the Generally Accepted Accounting Principles and are to be computed from the consolidated financial statements of the Consolidated Group, delivered pursuant to Clause 16.

     (ii) For the purposes of Clause 17.1 no item shall be deducted or credited more than once in any calculation.


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                                       55

17.2 Financial covenant

     Each Obligor agrees to ensure that the following financial covenant is complied with:

     The ratio of EBITDA to Interest Expense for the period ending on 30th June, 2000 and the period ending on 31st December, 2000 will not be less than 5:1.

     For this purpose:

     (i) "period" means the 12-month period ending on each of 30th June and 31st December, 2000;

     (ii) EBITDA and Interest Expense for any period ending on 30th June, 2000 will be the aggregate of the amount extracted from the financial statements for the half year then ended and the amount extracted from the financial statements for the previous full financial year minus the amount extracted from the financial statements for the half year which ended on the previous 30th June;

     (iii) there will be no requirements for any Obligor to comply with the above financial covenant as at 30th June 2000 if the Acquisition has not been completed by that date and no Advance has been made by that date;

     (iv) if the Acquisition has not been completed by 30th June 2000 but an Advance has been made by that date, the financial statements from which the amounts for EBITDA and Interest Expense will be extracted for the purpose of the above financial covenant as at that date will be the consolidated financial statements of the Consolidated Group (taking no account of the Acquisition) delivered pursuant to Clause 16;

     (v) if the Acquisition has been completed by 30th June, 2000, EBITDA and Interest Expense for the period ending on that date will be the aggregate of:

           (a) those amounts for the Consolidated Group determined in accordance with paragraph (ii) above; and

           (b) the relevant amounts at 30th June, 2000 and for the twelve months ended 30th June, 2000, as closely as they can be determined, extracted from the consolidated financial statements of Snyder;

     (vi) if the Acquisition has not been completed by 30th June, 2000 but has been completed by 30th September, 2000, EBITDA and Interest Expense for the period ending on 31st December, 2000 will be the aggregate of:

          (a) those amounts for the Consolidated Group extracted from the financial statements for 2000; and

          (b) the relevant amounts, as closely as they can be determined, for the six months ended 30th June, 2000, extracted from the consolidated financial statements of Snyder at that date;

    (vii) if the Acquisition has not been completed by 30th September, 2000 but has been completed by 31st December, 2000, EBITDA and Interest Expense for the period ending on 31st December, 2000 will be the aggregate of:

          (a) those amounts for the Consolidated Group extracted from the financial statements for 2000; and

          (b) the relevant amounts, as closely as they can be determined, for the nine months ended 30th September, 2000, extracted from the consolidated financial statements of Snyder at that date.

18.  General Covenants

18.1 Covenants

     Each Obligor or, where specified below, the Parent agrees as follows:

     (A) Ranking of obligations: It will ensure that its obligations under each Finance Document rank and will at all times rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness, other than obligations applicable generally to companies incorporated in its jurisdiction of incorporation which have priority by operation of law.

     (B) Legality of performance: It will exercise its rights and perform its obligations under the Finance Documents without contravention of applicable laws. If approvals are required, it will obtain and maintain them and will comply with their terms. It will also make any necessary filings.

     (C) Negative pledge: It will not create or allow to exist (and will procure that no Material Subsidiary creates or allows to exist) any Security over any of its assets securing the payment of money. This prohibition does not, however, apply to the following:

          (i) Security arising in the ordinary course of trading or by operation of law.

          (ii) Security existing at the date of this Agreement disclosed in the Disclosure Letter.


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                                       57

          (iii)  Security created with the prior consent of an Instructing
                 Group.

          (iv) Security existing on the assets of a company which becomes a Material Subsidiary by virtue of acquisition after the date of this Agreement. This sub-paragraph does not apply to Security created in contemplation of the company becoming a Material Subsidiary.

          (v) Any Security on any asset securing indebtedness incurred or assumed for the purpose of financing all or part of the cost of acquiring such asset (including construction cost and carrying charges) or other related assets provided that in each case such Security attaches to such asset, concurrently with or within 90 days after the acquisition or completion of the construction of such asset or related asset and does not secure in principal more than the total cost.

          (vi) Any Security arising out of the refinancing (or successive refinancings) of any indebtedness secured by any Security permitted by any of paragraphs (iv) and (v) above provided that such indebtedness is not increased and is not secured by any additional assets.

     (D) Loans and Guarantees: It will ensure that all loans and other credit facilities (other than Permitted Investments) provided by any member of the Group to third parties and guarantees and indemnities provided after the date of this Agreement by any member of the Group to third parties in respect of the obligations of other third parties will not exceed US$25,000,000 (or its equivalent in other currencies) in aggregate. For this purpose "third party" excludes any company whose financial statements are, and includes any company whose financial statements are not, consolidated with those of the Parent. It will also ensure that loans and other credit facilities made available by any member of the Group to Media Planning and any of its Subsidiaries for so long as Media Planning's financial statements are consolidated with those of the Parent shall, unless otherwise agreed by an Instructing Group, be on terms that the proceeds are used for the ordinary financing requirements for the operation of the business of the borrower, that no part of the proceeds are on-lent to any other person and that the drawdown, interest, repayment and other terms are all on a commercial arms-length basis.

     (E) Disposal of assets: It will not dispose of any of its assets. It will also procure that no member of the Group will dispose of any of its assets. This does not apply to:

          (i)  the application of cash;

          (ii) disposals in the ordinary course of trading;


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                                       58

          (iii) disposals on an arm's length basis and on normal commercial terms;

          (iv)   disposals to which an Instructing Group has agreed in writing;

          (v)    disposals of assets which are obsolete;

          (vi) disposals of assets which are expressly permitted by other provisions of this Agreement;

          (vii) a disposal by one member of the Group to another member of the Group; however, where the disposing company is an Obligor and the acquiring company is not or where the Parent's direct and indirect percentage equity interest in the acquiring company is smaller than that in the transferring company, the disposal must also fall within one or more of paragraphs (ii) to (vi) above; or

          (viii) any Permitted Investment or Permitted Acquisition to the extent that this involves a disposal which falls within one or more of paragraphs (i) to (vi) above.

          For these purposes, a disposal by the Parent or any other member of the Group includes, without limitation, any of the foregoing:

          (a)    any sale, exchange or gift;

          (b) any lease, other than merely an operating lease, or hire purchase;

          (c)    the transfer of any beneficial interest by any means;

          (d) any transaction by which the Parent's or that member's percentage equity interest in another member of the Group is reduced.

     (F) Acquisitions: It will not (and will procure that no member of the Group will) after the date of this Agreement without the approval of an Instructing Group acquire or agree to acquire any business or part of any business or any company or shares in any company. This paragraph (F) does not apply to:

          (i)   the Acquisition;

          (ii)  Permitted Acquisitions; and

          (iii) Permitted Investments.


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                                       59

          It will also ensure that the aggregate Expenditure of the Group in relation to Permitted Acquisitions will not exceed $350,000,000 (or its equivalent in other currencies) as long as any put options are able to be exercised by third parties requiring a member of the Group to buy shares in any company or group of companies (whether already members of the Group or not), the exercise of which would require it to pay a cash price which, when aggregated with any amounts already paid or due to be paid by any member of the Group in respect of put options for the same company or group of companies, is in excess of US$100,000,000 (or its equivalent in other currencies).

          "Expenditure" for this purpose means:

          (i) any cash payment, whether as part of the initial purchase price, any deferred purchase price, earn-out payments, payments under put or call options or other buy-out arrangements and related expenses or otherwise; and

          (ii) the assumption of debt.

     (G) Nature of business: It will ensure that there is no material change in the nature of the business conducted by it and each Material Subsidiary at the date of this Agreement.

     (H) Compliance with laws: It will comply and ensure that all Material Subsidiaries comply with all applicable laws and regulations, and the terms of all permits, authorisations and licences. This requirement includes, amongst all other things, all laws, regulations, permits, authorisations and licences relating to environmental and health and safety matters. It will not be a breach of this covenant if the failure to comply will not have a Material Adverse Effect.

     (I) Insurance: It will maintain and will ensure that each member of the Group maintains insurance relating to its assets and activities against those risks and at those levels which are commercially prudent.

     (J) Payment of taxes: It will pay, and will ensure that each Material Subsidiary pays, all taxes and similar obligations due to be paid by it, before any penalties or interest shall become due. It will not be a breach of this covenant if failure to pay such taxes or similar obligations will not have a Material Adverse Effect.


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                                       60

     (K) Maintenance of existence: The Parent will cause all the Obligors and all Material Subsidiaries to maintain and preserve their existence and franchises. This paragraph (K) will not apply to a solvent winding-up, merger or other group reorganisation to the extent that the surviving entity of a solvent winding-up, merger or other group reorganisation involving an Obligor assumes the obligations of that Obligor.

     (L) Investments: It will not make, and it will ensure that no member of the Group makes, any investment (as that term is recognised by Generally Accepted Accounting Principles) other than Permitted Investments. It will ensure that the maximum amount which the Group will invest in the acquisition, construction and fitting out of a new headquarters building for the Group will be US$150,000,000.

     (M) Sale and leaseback transactions: It will not enter into any sale and leaseback transaction, and it will ensure that no member of the Group does so, unless such transaction falls within the definition of Financial Indebtedness in Clause 1.1.

     (N) Restrictions on Financial Indebtedness: It will ensure that the aggregate Financial Indebtedness of the Group will not, at any time, exceed US$1,200,000,000 (or its equivalent in other currencies). For this purpose:

          (i)   "Group" includes Media Planning and its Subsidiaries;

          (ii) the amount owing by a member of the Group in relation to a transaction falling within paragraph (D) of the definition of "Financial Indebtedness" in Clause 1.1 will be taken to be the net amount owing by that company;

          (iii) only the principal element of obligations (accounted for as such in accordance with Generally Accepted Accounting Principles) in respect of any finance lease to which a member of the Consolidated Group is a party as lessee will be taken into account under paragraph (E) of that definition;

          (iv)  no amount of Interest will be included; and

          (v) indebtedness incurred for the purpose of acquiring a new headquarters building for the Group or the site for it (in accordance with paragraph (K) of the definition of Permitted Investments) will be excluded from the calculation of Financial Indebtedness if it is:

                (a) without recourse to any member of the Group other than a company whose only activity is to own that site and building; or


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                                       61

                (b) subordinated to the Loan on terms satisfactory to an Instructing Group.

     (O) Syndication: The Parent will provide assistance to the Arrangers in connection with the syndication of the Facility, and in particular:

          (i) will comply with all reasonable requests for information from potential syndicate members made through the Arrangers;

          (ii) if necessary, will make senior management available for meetings with and presentations to potential syndicate members; and

          (iii) will assist in the preparation of an Information Memorandum, to be used in the syndication process.

     (P) Use of Proceeds: It will use the proceeds of the Loan only for the purposes set forth in Clause 2.2.

     (Q) Compliance with ERISA: It will comply and will ensure that each member of the Group complies in all material respects with the provisions of ERISA and those provisions of the Code applicable to the Plans.

     (R) Variation or waiver: The Parent will not, without the consent of the Arrangers, or following syndication, the Instructing Group:

          (a) vary or waive any term of the Acquisition unless it is required by law or it is merely of a formal, minor or technical nature;

          (b) treat any condition to the Acquisition as having been waived (unless it is a formal, minor or technical matter);

          (c) offer any cash consideration to Snyder stockholders except for the purchase of stock options; or

          (d) change the way in which the cash needed in connection with the Acquisition or the Merger is to be funded.

          In all these cases, the Parent will notify the Agent promptly of the action, where possible doing so before taking it. In the case of an action for legal reasons, the Parent will provide the Agent with a copy of the legal advice. This paragraph (R) does not apply to an amendment to the terms of the Acquisition as a result of which the Parent acquires the Tracking Stock in consideration of the issue of new shares in the Parent.


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                                       62

     (S) Acquisition: The Parent will keep the Agent promptly informed of all material developments in relation to the Acquisition.

18.2 Duration of covenants

          The obligations of the Obligors under Clauses 16, 17 and 18 will cease to have effect when the Facility has ceased to be available and there are no amounts outstanding from any Obligor under this Agreement.

19.  Termination Events

19.1 Termination Events

     Each of the following is a Termination Event:

     (A) Non-payment: Any Obligor fails to pay an amount due under any Finance Document. In respect of the payment of any amount other than principal due under this Agreement, there will only be a Termination Event if that amount is not paid within three Business Days of its due date and the Agent is not satisfied that the reason for the failure is technical or administrative.

     (B) Other defaults: Any Obligor fails to perform any of its other obligations under any Finance Document. There will not, however, be a Termination Event under this paragraph if the failure is capable of remedy and is remedied within ten days of an Obligor becoming aware of the failure. This grace period shall not apply to any of the obligations in Clause 18.1 (S).

     (C) Untrue representations: Any statement made, or deemed repeated, in Clause 15 is untrue or misleading when that statement is made or deemed repeated or any statement made in any document delivered by a Borrower or a Guarantor in connection with this Agreement is untrue or misleading in any material respect when that statement is made.

     (D)  Cross default:  Any Indebtedness of the Parent or any of its
          Subsidiaries:

          (i) is not paid or repaid when due or within any applicable grace period; or

          (ii) becomes capable of being declared due and payable before its stated date of payment.

          This paragraph does not apply unless the total amount of such Indebtedness equals or exceeds US$5,000,000 (or its equivalent in any other currency). For the purpose of this paragraph, Media Planning and its Subsidiaries will be treated as Subsidiaries of the Parent.


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                                       63

          "Indebtedness" means Financial Indebtedness and any contingent liability to make cash payments under put or call options for the purchase of minority interests or other buy-out arrangements and any liability (actual or contingent) for earn-out payments.

     (E) Insolvency and reorganisation: Any procedure is commenced with a view to the winding-up or re-organisation of any Obligor or any Material Subsidiary, or with a view to the appointment of an administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer in relation to any Obligor or any Material Subsidiary or any of their assets. This procedure may be a Court procedure or any other step which under applicable law is a possible means of achieving any of those results. It will not be a Termination Event, however, if:

          (i) any such procedure is commenced on only frivolous or vexatious grounds; or

          (ii) on a solvent winding-up, merger or other group reorganisation of an Obligor, the surviving entity of that solvent winding-up, merger or other group reorganisation assumes the obligations of that Obligor.

          For the purpose of this paragraph and of the Definition of "Material Subsidiary" as it is used in this paragraph, Media Planning and its Subsidiaries will be treated as Subsidiaries of the Parent. This paragraph (E) will not apply to any Obligor or Material Subsidiary incorporated in any State of the United States of America.

     (F) Enforcement of security: The holder of any Security over any of the assets of any Obligor or any Material Subsidiary in respect of Financial Indebtedness which equals or exceeds US$5,000,000 (or its equivalent in any other currency) takes any step to enforce that Security provided that such enforcement is not being disputed in good faith by the affected Obligor or Material Subsidiary. In any event, it will not be a Termination Event if any procedure is commenced on only frivolous or vexatious grounds . For the purpose of this paragraph and of the definition of "Material Subsidiary" as it is used in this paragraph, Media Planning and its Subsidiaries will be treated as Subsidiaries of the Parent.

     (G) Attachment or distress: Any asset of the Parent or any Material Subsidiary is subject to attachment, sequestration, execution or any similar process in respect of Financial Indebtedness which equals or exceeds US$5,000,000 (or its equivalent in any other currency). For the purpose of this paragraph and of the definition of "Material Subsidiary" as it is used in this paragraph, Media Planning and its Subsidiaries will be treated as Subsidiaries of the Parent.


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                                       64

     (H)  Inability to pay debts:  Any of the following is true:

          (i) Any Obligor or any Material Subsidiary is unable to pay its debts as they fall due.

          (ii) The value of its assets is less than the amount of its liabilities (taking into account its contingent and prospective liabilities) to the extent that this gives a creditor of such Obligor or Material Subsidiary the rights under the jurisdiction of the Obligor or Material Subsidiary to commence proceedings under bankruptcy, insolvency or similar laws.

          (iii) Any Obligor or any Material Subsidiary admits its inability to pay its debts as and when they fall due or seeks a composition or arrangement with its creditors generally or any class of them.

          For the purpose of this paragraph and of the definition of "Material Subsidiary" as it is used in this paragraph, Media Planning and its Subsidiaries will be treated as Subsidiaries of the Parent. This paragraph (H) will not apply to any Obligor or Material Subsidiary incorporated in any State of the United States of America.

     (I) US voluntary action: Any US Obligor or US Material Subsidiary commences a voluntary case or other proceeding seeking liquidation, reorganisation or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganisation or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any corporate action to authorise any of the foregoing.


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                                       65

     (J) US involuntary action: An involuntary case or other proceeding is commenced against any US Obligor or US Material Subsidiary seeking liquidation, reorganisation or other relief with respect to it or its debts under any bankruptcy, insolvency, reorganisation or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 45 days; or an order for relief is entered against any US Obligor or US Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect. For the purpose of paragraph (I) and this paragraph (J) , a "US Obligor" and a "US Material Subsidiary" is, as the case may be, an Obligor or a Material Subsidiary incorporated in a State of the United States of America.

     (K) Insolvency equivalence: Anything analogous to any of the events described in paragraphs (E) to (J) occurs in any jurisdiction.

     (L) Unlawfulness or repudiation: It is unlawful for any Obligor to comply with its payment or other material obligations under any Finance Document, or any Obligor repudiates any of those obligations or any of those obligations cease to be valid and binding, unless, at the same time, Clause 11.1 applies.

     (M) Merger or change of control: The Parent merges with any other person, or one or more persons, acting either individually or in concert, obtain control (as defined in section 840 of the Income and Corporation Taxes Act 1988) of it or, after the Acquisition, the Parent ceases to own and control, directly or indirectly, all the common stock of Snyder (other than the Tracking Stock or common stock issued in exchange for Tracking Stock) or all the voting shares of Havas Advertising International SA, EWDB North America Inc. or Evelink PLC.

     (N) Material adverse change: There is a change in the financial condition or operations or prospects of the Group as a whole since 31st December, 1999 which has or is reasonably likely to have a Material Adverse Effect. For this purpose, "Group" includes Media Planning and its Subsidiaries.

     (O) Litigation: Any member of the Group is involved in any court or arbitration proceedings or such proceedings are pending or threatened which in each case, if adversely determined, would have a Material Adverse Effect. For this purpose, "Group" includes Media Planning and its Subsidiaries.

     (P) Licences: Any material licences, consents and authorisations referred to in Clause 15.1(R) cease to be in full force and effect which would result in a Material Adverse Effect.


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                                       66

     (Q) ERISA default: Any member of the ERISA Group fails to pay when due an amount or amounts aggregating in excess of $5,000,000 which it has become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan is filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC institutes proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there occurs a complete or partial withdrawal from, or a default, within the meaning of section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of US$5,000,000.

     However, Snyder and its Subsidiaries will be excluded from Clauses 19.1(B),
     (C), (D), (F), (G) and (O) for the period from the date of this Agreement until the date falling 90 days after the completion of the Acquisition but the exclusion of Snyder and its Subsidiaries from paragraph (C) will not extend to information about them delivered to the Agent after completion of the Acquisition.

19.2 Consequences of a Termination Event

     If a Termination Event occurs and for so long as it is continuing, the Agent may by notice to the Borrowers' Agent:

     (A)  cancel the Facility; or

     (B)  demand immediate repayment of the Loan,

     or both. The Agent agrees to deliver a notice under this sub-Clause if an Instructing Group instructs the Agent to do so. In the case of cancellation the Lenders will be under no further obligation to make an Advance. In the case of a demand for repayment the Borrowers agree to pay the Lenders in accordance with the notice.

     19.3 Indemnity

     If there is a Termination Event or a Mandatory Prepayment Event each Borrower agrees to reimburse each of the Agent and the Lenders for the losses and expenses it incurs, or will incur, as a result. Clause 11.6 also applies.


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                                       67

19.4 Currency indemnity

     This sub-Clause applies where a payment due by an Obligor under or in connection with a Finance Document is made or is required to be made in a currency other than the specified currency. To the extent that the amount received, when converted into the specified currency, is less than the amount due each Obligor agrees to reimburse the person entitled to the payment for the difference. For the purposes of the computation of this amount that person will apply to the amount received a rate of exchange prevailing on the date of receipt. If, however, that person is unable to use the amount received to buy the specified currency on the date of receipt, the rate of exchange prevailing on the first date on which that person could buy the specified currency will be used instead. The obligation in this sub-Clause is a separate and independent obligation.


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                                       68


PART VI : MISCELLANEOUS

20.  The Agent and the Arrangers

20.1 Appointment

     Each Lender irrevocably appoints the Agent to act as its Agent for the purpose of the Finance Documents. The Agent is not acting as Agent or trustee of any Borrower or Guarantor under the Finance Documents except for the limited purpose of signing Transfer Certificates in accordance with Clause 23.6.

20.2 Authority

     The Agent is authorised to exercise the rights, powers, discretions and duties which are specified by the Finance Documents. The Agent may also act in a manner reasonably incidental to these matters.

     20.3 Duties

     In addition to the obligations of the Agent set out elsewhere in the Finance Documents the Agent agrees as follows:

     (A) Notices: The Agent will as soon as reasonably practicable notify each Lender of the contents of each notice received from any Obligor under a Finance Document. If the notice affects only particular Lenders the Agent may elect to notify only those Lenders, in which case it will do so as soon as reasonably practicable.

     (B) Other documents: When any Obligor delivers to the Agent any other document required to be delivered under a Finance Document it will supply at least one copy for each Lender, the Agent will as soon as reasonably practicable provide a copy to each Lender. Each Borrower agrees to reimburse the Agent for the costs of preparing any copies required for this purpose.

     (C) Termination Events and Mandatory Prepayment Event: The Agent will notify each Lender of any Termination Event, Potential Termination Event or Mandatory Prepayment Event. This obligation will not arise, however, until the Agent receives express notice with reasonable supporting evidence of the Termination Event, Potential Termination Event or Mandatory Prepayment Event. Until this time the Agent is entitled to assume that there is no Termination Event, Potential Termination Event or Mandatory Prepayment Event. The Agent is not required to make inquiries. Information referred to in Clause 20.11 does not have to be disclosed under this sub-Clause.

     (D) Information: The Agent will ask any Obligor to deliver to the Agent any information reasonably requested by a Lender which the Agent is entitled to request under Clause 16.

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                                       69

20.4 Powers

     In addition to the powers of the Agent set out elsewhere in the Finance Documents the Agent has the following powers:

     (A) Professional advisers: The Agent may instruct professional advisers to provide advice in connection with the Facility.

     (B) Authority from Instructing Group: The Agent may take any action which is not inconsistent with the Finance Documents and which is authorised by an Instructing Group.

     (C) Views of Instructing Group: In exercising any of its rights, powers or discretions, the Agent may seek the views of an Instructing Group. If it exercises those rights, powers or discretions in accordance with those views the Agent will incur no liability.

     (D) Proceedings: The Agent may institute legal proceedings against any Obligor in the name of those Lenders which authorise it to take those proceedings.

     (E) Compliance with law: The Agent may take any action necessary for it to comply with applicable laws.

     The Agent is not required to exercise any of these powers and will incur no liability if it fails to do so. In the context of legal proceedings the Agent may decline to take any step until it has received indemnities or Security satisfactory to it.

20.5 Reliance

     The Agent is entitled to rely upon each of the following:

     (A)  Advice received from professional advisers.

     (B) A certificate of fact received from any Obligor and signed by an Authorised Person.

     (C)  Any communication or document believed by the Agent to be genuine.

     The Agent will not be liable for the consequences of relying on any of these items.

20.6 Extent of Agent's duties

     (A) No other duties: The Agent has no obligations or duties other than those expressly set out in the Finance Documents.

     (B) Illegality and liability: The Agent is not obliged to do anything which is illegal or which may expose it to liability to any person.


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                                       70

20.7  Responsibility of the Lenders

      Each Lender is responsible for its own decision to become involved in the Facility and its decision to take or not take action under the Facility. It should make its own credit appraisal of the Obligors and the terms of the Facility. Neither the Agent nor any Arranger makes any representation that any information provided to a Lender before or after the date of this Agreement is true. Accordingly each Lender should take whatever action it believes is necessary to verify that information. In addition neither the Agent nor any Arranger is responsible for the legality, validity or adequacy of any Finance Document. Each Lender will satisfy itself on these issues.

20.8  Limitation of liability

      (A) Agent: The Agent will not be liable for any action or non-action under or in connection with the Facility unless caused by its gross negligence or willful misconduct.

      (B) Directors, employees and Agents: No director, employee or agent of the Agent will be liable to a Lender or any Borrower or Guarantor in relation to the Facility. Each Lender and Obligor agree not to seek to impose this liability upon them.

20.9  Business of the Agent

      Despite its role as Agent of the Lenders the Agent may:

      (A)  participate as a Lender in the Facility,

      (B)  carry on all types of business with any Obligor, and

      (C) act as agent for other groups of Lenders to any Obligor and other Borrowers.

20.10 Indemnity

      Each Lender agrees to reimburse the Agent for all losses and expenses incurred by the Agent as a result of its appointment as Agent or arising from its activities as Agent. These losses and expenses will take into account amounts reimbursed to the Agent by any Obligor. The liability of each Lender under this sub-Clause will be limited to the share of the total losses and expenses which corresponds to that Lender's share of the Total Commitments or, if an Advance has been made and is outstanding, the Loan. If the losses or expenses are attributable to an activity of the Agent which relates to only some of the Lenders the Agent may instead notify the Lenders of a different sharing arrangement. In this case the limit of liability of a Lender under this sub-Clause will be determined by the Agent. The Lenders are not liable for losses and expenses arising from the gross negligence or willful misconduct of the Agent.


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                                       71

20.11 Confidential information

      The Agent is not required to disclose to the Lenders any information:

      (A)  which is not received by it in its capacity as Agent or trustee, or

      (B)  which it receives, with its consent, on a confidential basis.

20.12 Resignation and removal

      The Agent may resign by giving notice to the Borrowers' Agent and the Lenders. The Agent may be removed by notice given by an Instructing Group to the Agent and the Borrowers' Agent. In either event the following apply:

     (A) Appointment by Instructing Group: An Instructing Group may appoint a new Agent which is a Lender.

     (B) Appointment by the resigning Agent: If the Agent has resigned and an Instructing Group has not appointed a new Agent within 30 days after the resigning Agent's notice, the resigning Agent may appoint a new Agent which is a Lender.

     (C) Mode of appointment: A new Agent will be appointed by notice to the Borrowers' Agent and the Lenders. A new Agent cannot be appointed without its consent.

     (D) Timing of appointment: If the Agent has resigned, the new Agent will become Agent at a time agreed between the new Agent and the resigning Agent. If no time is agreed the new Agent will become Agent 10 Business Days after the date of the notice referred to in paragraph
           (C). Any removal or resignation of the Agent will not be effective until a new Agent has been appointed and accepted its appointment.

     (E) Effect of appointment: Upon a new Agent becoming Agent the resigning/removed Agent will cease to be Agent. Accordingly it will be discharged from its obligations and duties as Agent. It will, however, continue to be able to rely on the terms of this Clause in respect of all matters relating to the period of its appointment. The new Agent will assume the role of Agent. It will have all the rights, powers, discretions and duties of the Agent provided for in the Finance Documents.

     (F) Transition: The resigning/removed Agent and the new Agent agree to co-operate to ensure an orderly transition. The resigning/removed Agent agrees to deliver or make available to the new Agent all records, files and information held by it as Agent. This obligation will not require the resigning/removed Agent to disclose any confidential information.

20.13 The Arrangers

      The Arrangers have no continuing role in connection with the Facility and are not liable in respect of any matter concerning the Facility. They are not the agents for any Lender.

21.   Evidence, certificates and determinations

21.1  Evidence of debt

      The Agent will maintain in its books an account showing all liabilities accrued and payments made in relation to the Facility. Details of amounts outstanding recorded in this account will be evidence of each Borrower's obligations unless there is shown to be an error.

21.2  Certificates and determinations

      Any certificate or determination relating to a Finance Document must contain reasonable detail of the matter being certified or determined. Certificates and determinations produced by a Lender or the Agent will be conclusive unless there is an obvious error.

22.   Notices

22.1  Nature of notices

      No notice delivered under a Finance Document may be withdrawn or revoked. Each notice delivered by an Obligor must be unconditional. It must also be signed by an Authorised Person.

22.2  Delivery of notices

      A notice under a Finance Document will be effective only if it is in writing and is received. Faxes are permitted.

22.3  Notices through the Agent

      Each notice from an Obligor or a Lender will be delivered to the Agent. The Agent agrees to pass on the details of notices received by it to the appropriate recipient as soon as reasonably practicable.

22.4  Address details

      Notices will be delivered to the address of the intended recipient as set out on the signature page. An Obligor or a Lender may change its address details by notice to the Agent. The Agent may change its address details by notice to the Borrowers' Agent and the Lenders.

23.   Assignment and Transfers

23.1  Successors

      This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, transferees and assigns.

23.2  Assignments and transfers by the Lenders

      Subject to this Clause 23, a Lender (the "Existing Lender") may:

          (A)  assign any of its rights; or

          (B) transfer by novation any of its rights and obligations, to another bank or financial institution (the "New Lender").

23.3  Conditions of assignment or transfer

      (A) No consent of the Parent or any Obligor is required for an assignment or transfer by a Lender.

      (B) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Lenders, the Agent and the Arrangers as it would have been under if it was a Lender at the date of this Agreement.

      (C)  A transfer will only be effective if the procedure set out in Clause
           23.6 is complied with.

      (D)  If:

           (i) a lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

           (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 11, then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that Clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

      (E) The amount which may be assigned or transferred must be a minimum of US$5,000,000 (or its equivalent in an Optional Currency) and an integral multiple of US$1,000,000 (or, in the case of an Optional Currency, a round amount) or, if less, the whole of the Existing Lender's participation in the Facility. Any amount denominated in an Optional Currency will be taken at its Original Dollar Amount.

23.4  Assignment or transfer fee

      The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$750.

23.5  Limitation of responsibility of Existing Lenders

      (A) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

           (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

           (ii)  the financial condition of any Obligor;

           (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

           (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Documents or any other document, and any representations or warranties implied by law are excluded.

      (B) Each New Lender confirms to the Existing Lender and the other Lenders, the Agent and the Arrangers that it:

           (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

           (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any part of the Facility is available.

      (C)  Nothing in any Finance Document obliges an Existing Lender to:

           (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

           (ii) support any losses directly or indirectly incurred by the New Lender by reason or the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.6  Procedure for transfer

      (A) Subject to the conditions set out in Clause 23.3 a transfer is effected in accordance with paragraph (B) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, by the later of (i) the fifth Business Day after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement and (ii) the Transfer Date specified in that Transfer Certificate, execute that Transfer Certificate.

      (B)  On the Transfer Date:

           (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

           (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

           (iii) the Agent, the Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been a Lender at the date of this Agreement with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

           (iv) the New Lender shall become a party to this Agreement as a "Lender".

(C)   In the case of an assignment, the New Lender shall ensure that the relevant transfer agreement is notified by bailiff (huissier) to the Parent and Havas Advertising International S.A. in accordance with article 1690 of the French Civil Code.

23.7  Disclosure of information

      Any Lender may disclose to any of its Affiliates and any other person:

      (A) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

      (B) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

      (C) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation, any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate.

23.8  Assignments and transfer by Obligors

      No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.   Waivers and Amendments

24.1  Writing required

      A waiver or amendment of a term of a Finance Document will be effective only if it is in writing.

24.2  Authority of the Agent

      If authorised by an Instructing Group, the Agent may grant waivers and agree amendments with the Borrowers' Agent. These waivers and amendments will be granted on behalf of the Lenders and be binding on all of them, including those which were not part of the Instructing Group, and all the Obligors. This sub-Clause does not authorise the Agent to grant any waiver or agree any amendment affecting any of the following:

      (A)  The amount of the Facility.

      (B)  The amount or method of calculation of interest or margin or fees.

      (C) The manner, currency or timing of repayment of the Loan or of the payment of any other amount.

      (D)  The length of the period during which the Facility is available.

      (E)  The definitions of "Financial Indebtedness" and "Instructing Group".

      (F)  The obligations of the Lenders.

      (G) Any requirement (including the one in this sub-Clause) that all the Lenders or a certain proportion of them consent to a matter or deliver a notice.

      (H)  Clauses 3, 14 or 24.1.

      Waivers or amendments affecting these matters require the consent of all Lenders.

24.3  Expenses

      The Parent agrees to reimburse the Agent and each Lender for the expenses they incur as a result of any proposal made by any Obligor to waive or amend a term of a Finance Document.

25.   Miscellaneous

25.1  Exercise of rights

      If the Agent or a Lender does not exercise a right or power when it is able to do so under any Finance Document this will not prevent it exercising that right or power. When it does exercise a right or power it may do so again in the same or a different manner. The Agent's and the Lenders' rights and remedies under the Finance Documents are in addition to any other rights and remedies they may have. Those other rights and remedies are not affected by the Finance Documents.

25.2  Counterparts

      There may be several signed copies of this Agreement. There is intended to be a single Agreement and each signed copy is a counterpart of that Agreement.

25.3  Contracts (Rights of Third Parties) Act 1999

      The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

26.   Law and Jurisdiction

26.1  Law

      This Agreement is to be governed by and construed in accordance with English law.

26.2  Jurisdiction

      The courts of England and any New York State Court or U.S. Federal Court, in either case sitting in the City and County of New York (the "New York Courts") are to have jurisdiction to settle any disputes in connection with this Agreement. This submission is irrevocable and is for the exclusive benefit of the Lenders, the Arrangers and the Agent. It does not prevent proceedings being commenced by any Lender, the Arrangers or the Agent in the courts of any other country or, subject to applicable law, in the courts of more than one country at the same time. The Obligors also irrevocably waive to the extent applicable, any privilege under Articles 14 and 15 of the French Civil Code and any objection on the ground of forum non conveniens or on any other ground, to proceedings in the courts
      --------------------
      of England or New York Courts. They also irrevocably agree that a judgment which is final (and the time within which any appeal may be made has expired) obtained in any proceedings brought in the courts of England and New York will be conclusive and binding on them and may be enforced in any other court.

26.3  Obligors' agent for the service of process

      The Obligors irrevocably appoint Evelink PLC of 160-161 Drury Lane, London WC2B 5QG, to be their agent for the service of process in England. Any documentation in connection with proceedings in the courts of England may be delivered to this agent and in that case will be treated as delivered to the relevant Obligor. The Obligors agree that, in the case of proceedings before the New York Courts, any writ or other notice of process shall be sufficiently served on the Obligors or any of them if a copy of it is mailed by registered or certified mail (air mail, if overseas), postage prepaid, return receipt requested, to the address for the time being for the service of notices on the Obligors under Clause
      22.4. Any documentation in connection with proceedings in the New York Courts shall be mailed, as described above, and in each case will be treated as delivered to the Obligors or the relevant Obligor(s).

                                      79
SCHEDULE 1 : LENDERS AND COMMITMENTS


Lender                                             Commitment
                                                       US$

Morgan Guaranty Trust Company of New York          200,000,000


Societe Generale                                   200,000,000

                                                --------------
Total                                              400,000,000
                                                --------------

                                      80
SCHEDULE 2 : GUARANTORS


Guarantor                                Registered Address & Place
---------                                --------------------------
                                         of Incorporation
                                         ----------------

Havas Advertising                        84 rue de Villiers, 92683
                                         Levallois-Perret Cedex,
                                         France

Havas Advertising                        84 rue de Villiers, 92683
International SA                         Levallois-Perret Cedex,
                                         France

HAS Acquisition Corp.                    Corporation Trust Center,
                                         1209 Orange Street,
                                         Wilmington, DE 19801, U.S.A.

EWDB North America Inc.                  Corporation Trust Center,
                                         1209 Orange Street,
                                         Wilmington, DE 19801, U.S.A.

Evelink PLC                              160-161 Drury Lane, London
                                         WC2B 5QG, England

                                      81
SCHEDULE 3 : CONDITIONS PRECEDENT

                                    Part I

1. A copy of the constitutional documents of each Borrower. This copy must be certified by a director or the secretary of that Borrower to be complete, up-to-date and in full force and effect.

2. A copy of the constitutional documents of each Guarantor. This copy must be certified by a director or the secretary of that Guarantor to be complete, up-to-date and in full force and effect.

3. A copy of a resolution of the board of directors of each Borrower approving the Facility, authorising the signature and delivery of the Finance Documents and approving the borrowing of the Total Commitments. The resolution must also appoint persons to sign notices on behalf of that Borrower under the Finance Documents. The copy must be certified by a director or the secretary of that Borrower to be a true copy of a duly passed resolution which is in full force and effect.

4. A copy of a resolution of the board of directors of each Guarantor approving the giving of the Guarantee and authorising the signature and delivery of this Agreement and the Guarantee. The resolution must be accompanied by an extract from the minutes of the meeting at which it was passed. These minutes must show that the directors considered the giving of the Guarantee to be for the commercial benefit of that Obligor. The resolution must also appoint persons to sign notices on behalf of that Guarantor under this Agreement. The copy must be certified by a director or the secretary of that Guarantor to be a true copy of a duly passed resolution which is in full force and effect.

5. A certificate of a director of each Obligor to the effect that utilisation of the Facility in full will not cause that Obligor or its directors to be in default of any limit on borrowing or giving of guarantees.

6. Specimen signatures of all persons authorised by the resolutions referred to above. These signatures must be certified by a director or the secretary of the appointing body to be genuine.

7.   Legal opinions from:-

     (a) Hogan & Hartson L.L.P., legal advisers to the Borrowers (on French and US law)

     (b)  Davis Polk & Wardwell, legal advisers to the Arrangers (on US law).

     (c) Slaughter and May, legal advisers to the Arrangers (on French and English law).

8.   A Guarantee duly executed by the Guarantors listed in Schedule 2.

9. The Disclosure Letter certified by a director of the Parent to be complete and up-to-date.

                                    Part II

10. Copies, certified by a director or the secretary of the Parent to be true copies, of resolutions passed at an extraordinary general meeting of the Parent approving an increase in the authorised share capital of the Parent necessary to implement the Acquisition.

11. Evidence that the Merger Agreement has been executed, all conditions to the completion of the Merger set forth in the Merger Documents have been satisfied without waiver or amendment (except those which are required by law, those which are merely formal, minor or technical and those which have received the prior written consent of an Instructing Group), the necessary resolutions shall have been passed at a stockholders meeting of Snyder to enable the Acquisition to take place and the Merger shall have taken effect.

12. An extract from the minutes of a meeting of the Board of Directors of the Parent approving the Press Release.

13. A copy of all Merger Documents together with a certificate from a director of the Parent confirming that there have been no amendments or waivers in relation to the Merger Documents which were not required by law or were not merely formal, minor or technical.

14.  Copies of the following filings made in relation to the Acquisition:

     (A) filings with the Securities and Exchange Commission (to the extent these do not form part of the Merger Documents);

     (B)  the clearance under the Hart Scott Rodino Act;

     (C)  filings with the Commission des Operations de Bourse;

     (D)  any anti-trust filing made in any member state of the European Union;
          and

     (E) any other material filings made by the Parent with regulatory authorities,

     each certified by a director or the secretary of the Parent to be a true and complete copy.

SCHEDULE 4 : FORM OF NOTICE FOR AN ADVANCE


To:        Morgan Guaranty Trust Company of New York

           60 Victoria Embankment,
           London EC4Y OJP, England
           Attention: Loans Capital Markets Middle Office
           Fax No. 020 7325 8190

From:  [Borrower]
       Date: [           ]

Dear Sirs,

 US$400,000,000 CREDIT FACILITY UNDER LOAN AGREEMENT DATED  [           ] 2000
--------------------------------------------------------------------------------

1. We refer to the above Agreement between yourselves as Agent, us as one of the Borrowers and various other parties (the "Agreement"). Terms defined in the Agreement have the same meaning in this notice.

2.   We would like to draw an Advance under the Agreement as follows:

     (a)  Currency .......................

     (b)  Amount .........................

     (c)  Advance Date ...................

     (d)  First Interest Period ...........................

3.   Please pay the above Advance to account number [              ] with [
     ] in favour of ourselves.

4.   We confirm that, today and on the Advance Date:

     (a) the representations deemed repeated in Clause 15.2 of the Agreement are and will be true, and

     (b) there is and will be no outstanding Termination Event, Potential Termination Event or Mandatory Prepayment Event.

                               Yours faithfully,


                             for and on behalf of

                        [                            ]

SCHEDULE 5 : COSTS RATE

References in this schedule to "Costs Rate" are references to paragraph (A) of the definition of "Costs Rate" in Clause 1.1.

The Costs Rate is an addition to the interest rate on the Advance to compensate the Lenders for the cost attributable to the Advance resulting from the imposition from time to time by the Financial Services Authority (the "FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to pay fees to the FSA calculated by reference to liabilities used to fund the Advance.

The Costs Rate will be the rate determined by the Agent to be equal to the arithmetic mean (and rounded upward, if necessary, to four decimal places) of the respective rates notified by each of the Lenders to the Agent as the rate resulting from the application (as appropriate) of the following formula:

                                   F x 0.01
                                   --------
                                      300

where, in each case, on the day of application of a formula, F is the rate of charge equal to the average of the respective rates of charge notified to the Agent by each Lender as being payable by that Lender to the FSA pursuant to paragraph 2.02 or 2.03, as the case may be, of the Fees Regulations (but where for this purpose, the figure at paragraph 2.02b or 2.03b, as the case may be, shall be deemed to be zero) and expressed in pounds per (pounds)1,000,000 of the Fee Base of such Lender.

If any Lender fails to notify any such rate to the Agent, the Costs Rate shall be determined on the basis of the rate(s) notified to the Agent by the remaining Lender(s).

The Costs Rate attributable to an Advance or other sum for any period shall be calculated at or about 11.00 a.m. (London time) on the first day of such period for the duration of such period.

The determination of the Costs Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Agent renders or will render the above formula (or any element thereof, or any defined term used therein) inappropriate or inapplicable, the Agent, following consultation with the Borrowers' Agent shall be entitled to vary the same. Any such variation shall, in the absence of error, be conclusive and binding on all parties and shall apply from the date specified in such notice.

For the purposes of this Schedule:

     Fee Base has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

     Fees Regulations means, as appropriate, either:

     (a)  the Banking Supervision (Fees) Regulations 2000; or

     (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31 March 2001.

Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or re-enacted from time to time.

SCHEDULE 6 : FORMS OF DESIGNATION AGREEMENT

                                    PART I

                             DESIGNATION AGREEMENT
                             ---------------------

DATE :
------

PARTIES
-------

1.   [                                 ], a company incorporated in [
     ], of [address] (the "New Guarantor")

2. HAVAS ADVERTISING, of 84 rue de Villiers, 92683 Levallois-Perret Cedex, France (the "Parent"), on its own behalf and on behalf of each of the Borrowers and each of the Guarantors (both as defined in the Loan Agreement referred to below)

3. MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Agent"), on its own behalf and on behalf of each of the Lenders (each as defined in the Loan Agreement)

BACKGROUND
----------

A Loan Agreement (the "Loan Agreement") was made on [         ] 2000 between (1)
the Parent, Havas Advertising International SA, HAS Acquisition Corp. and EWDB North America Inc. as Borrowers, (2) the Guarantors named in the Loan Agreement,
(3) the lenders named in the Loan Agreement, (4) J.P. Morgan Securities Ltd. and Societe Generale as Arrangers and (5) the Agent. Under the terms of the Loan Agreement the Lenders agreed to provide to the Borrowers a US$400,000,000 multicurrency 364 day term loan facility. A Guarantee (the "Guarantee") was
made on [             ] 2000 between the Guarantors named in the Loan Agreement
and the Agent guaranteeing amounts due under the Loan Agreement.

Under Clause 3.6 of the Loan Agreement an Instructing Group notified the Agent that it wished the New Guarantor to be added as a Guarantor.

The parties agree as follows:

1.   INTERPRETATION

     Unless a contrary intention is indicated, words and expressions defined in the Loan Agreement and the Guarantee will have the same meanings respectively when used in this Agreement. References to the Loan Agreement and the Guarantee are to those documents as amended or supplemented.

2.   CONDITIONS PRECEDENT

     Clause 3 will take effect when the Agent has received all the items listed in the Schedule in a form satisfactory to the Agent.

3.   INCORPORATION OF ADDITIONAL GUARANTOR

     When this Clause takes effect the New Guarantor will:

     (a) become a party to the Loan Agreement and the Guarantee as if it had been an original signatory as a guarantor; and

     (b)  become a "Guarantor" within the definition in Clause 1.1 of
                                                        ----------
          the Loan Agreement.

     The New Guarantor, and each of the Parent, the Borrowers, the Guarantors, the Lenders, the Arrangers and the Agent agrees to be bound by the Loan Agreement and the Guarantee on this basis.

4.   REPRESENTATIONS BY THE NEW GUARANTOR

     The New Guarantor confirms in respect of itself that each of the following is true:

     (A)  It is a Subsidiary of the Parent.

     (B) The representations in Clause 15.1(A) to (G) inclusive and (S) to (U) inclusive of the Loan Agreement, if stated at the date of this Agreement with reference to the New Guarantor and the facts subsisting on the date of this Agreement, are true.

5.   CONSTRUCTION

     This Agreement and the Loan Agreement and this Agreement and the Guarantee will each be read and construed as one document. References in the Loan Agreement to the Loan Agreement and in the Guarantee to the Guarantee (however expressed) will be read and construed as, respectively, references to the Loan Agreement and this Agreement and the Guarantee and this Agreement.

6.   NOTICES

     The address details of the New Guarantor for the purpose of Clause 22.4 of the Loan Agreement and Clause 9.4 of the Guarantee are as follows:

     [                                                ]

     Fax number: [                   ]
     Attention:  [                   ]

7.   LAW

     This Agreement shall be governed by and construed in accordance with English law.

                                 THE SCHEDULE


1. A copy of the constitutional documents of the New Guarantor. This copy must be certified by a director, secretary or appropriate officer of the New Guarantor to be complete, up-to-date and in full force and effect.

2. A copy of a resolution of the board of directors or equivalent of the New Guarantor approving the Designation Agreement and authorising the signature and delivery of the Designation Agreement. The resolution must be accompanied by an extract from the minutes of the meeting at which it was passed. These minutes must show that the directors considered the giving of the Guarantee to be for the commercial benefit of the New Guarantor. The resolution must also appoint persons to sign notices on behalf of the New Guarantor under the Finance Documents. The copy must be certified by a director, secretary or appropriate officer of the New Guarantor to be a true copy of a duly passed resolution which is in full force and effect.

3. A certificate of a director or equivalent of the New Guarantor to the effect that utilisation of the Facility in full will not cause the New Guarantor or, if applicable, its directors to be in default of any limit on borrowing or giving of guarantees.

4. Specimen signatures of all persons authorised by the resolutions referred to above. These signatures must be certified by a director, secretary or appropriate officer of the appointing body to be genuine.

5. Copies of any government or other public authority clearances, consents, licenses, registrations or authorisations required under local law for the Designation Agreement or for the Finance Documents, certified to be in full force and effect.

6.   Legal opinion(s) in a form satisfactory to the Agent.

7.   Such other items as the Agent may reasonably require.

     [New Guarantor]

     By:


     HAVAS ADVERTISING

     By:


     MORGAN GUARANTY TRUST COMPANY OF NEW YORK

     By:

                                    PART II

                             DESIGNATION AGREEMENT
                             ---------------------

DATE :
------

PARTIES
-------

1.   [                                 ], a company incorporated in [
     ], of [address] (the "New Guarantor")

2. HAVAS ADVERTISING, of 84 rue de Villiers, 92683 Levallois-Perret Cedex, France (the "Parent"), on its own behalf and on behalf of each of the Borrowers and each of the Guarantors (both as defined in the Loan Agreement referred to below)

3. MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Agent"), on its own behalf and on behalf of each of the Lenders (each as defined in the Loan Agreement)

BACKGROUND
----------

A Loan Agreement (the "Loan Agreement") was made on [         ] 2000 between (1)
the Parent, Havas Advertising International SA, HAS Acquisition Corp. and EWDB North America Inc. as Borrowers, (2) the Guarantors named in the Loan Agreement,
(3) the lenders named in the Loan Agreement, (4) J.P. Morgan Securities Ltd. and Societe Generale as Arrangers and (5) the Agent. Under the terms of the Loan Agreement the Lenders agreed to provide to the Borrowers a US$400,000,000 multicurrency 364 day term loan facility.

Under Clause 3.6 of the Loan Agreement an Instructing Group notified the Agent that it wished the New Guarantor to be added as a Guarantor.

The parties agree as follows:

1.   INTERPRETATION

     Unless a contrary intention is indicated, words and expressions defined in the Loan Agreement will have the same meanings respectively when used in this Agreement. References to the Loan Agreement are to that agreement as amended or supplemented.

2.   CONDITIONS PRECEDENT

     Clause 3 will take effect when the Agent has received all the items listed in the Schedule in a form satisfactory to the Agent.

3.   INCORPORATION OF ADDITIONAL GUARANTOR

     When this Clause takes effect the New Guarantor will:

     (c) become a party to the Loan Agreement as if it had been an original signatory as a guarantor; and

     (d)  become a "Guarantor" within the definition in Clause 1.1 of
                                                        ----------
          the Loan Agreement.

     The New Guarantor, and each of the Parent, the Borrowers, the Guarantors, the Lenders, the Arrangers and the Agent agrees to be bound by the Loan Agreement on this basis.

4.   REPRESENTATIONS BY THE NEW GUARANTOR

     The New Guarantor confirms in respect of itself that each of the following is true:

     (A)  It is a Subsidiary of the Parent.

     (B) The representations in Clause 15.1(A) to (G) inclusive and (S) to (U) inclusive of the Loan Agreement, if stated at the date of this Agreement with reference to the New Guarantor and the facts subsisting on the date of this Agreement, are true.

5.   CONSTRUCTION

     This Agreement and the Loan Agreement will be read and construed as one document. References in the Loan Agreement to the Loan Agreement (however expressed) will be read and construed as references to the Loan Agreement and this Agreement.

6.   NOTICES

     The address details of the New Guarantor for the purpose of Clause 22.4 are as follows:

     [                                                ]

     Fax number: [                   ]
     Attention:  [                   ]

7.   LAW

     This Agreement shall be governed by and construed in accordance with English law.

                                 THE SCHEDULE


1. A copy of the constitutional documents of the New Guarantor. This copy must be certified by a director, secretary or appropriate officer of the New Guarantor to be complete, up-to-date and in full force and effect.

2. A copy of a resolution of the board of directors or equivalent of the New Guarantor approving the Designation Agreement and authorising the signature and delivery of the Designation Agreement and the new guarantee (the "New Guarantee") which the New Guarantor must execute under Clause 3.6(B)(ii)(b) of the Loan Agreement. The Resolution must be accompanied by an extract from the minutes of the meeting at which it was passed. These minutes must show that the directors considered the giving of the New Guarantee to be for the commercial benefit of the New Guarantor. The resolution must also appoint persons to sign notices on behalf of the New Guarantor under the Finance Documents. The copy must be certified by a director, secretary or appropriate officer of the New Guarantor to be a true copy of a duly passed resolution which is in full force and effect.

3. A certificate of a director or equivalent of the New Guarantor to the effect that utilisation of the Facility in full will not cause the New Guarantor or, if applicable, its directors to be in default of any limit on borrowing or giving of guarantees.

4. Specimen signatures of all persons authorised by the resolutions referred to above. These signatures must be certified by a director, secretary or appropriate officer of the appointing body to be genuine.

5. Copies of any government or other public authority clearances, consents, licenses, registrations or authorisations required under local law for the Designation Agreement or for the Finance Documents, certified to be in full force and effect.

6.   The New Guarantee duly executed by the New Guarantor.

7.   Legal opinion(s) in a form satisfactory to the Agent.

8.   Such other items as the Agent may reasonably require.

                                      93
[New Guarantor]

By:


HAVAS ADVERTISING

By:


MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By:

SCHEDULE 7 : FORM OF TRANSFER CERTIFICATES

To:   Morgan Guaranty Trust Company of New York

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the
      "New Lender")

Dated:

                     Havas Advertising Facility Agreement
       dated [                         ] 2000 (the "Facility Agreement")

1.    We refer to Clause 23.6:

      (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 23.6.

     (b)   The proposed Transfer Date is [                               ].

     (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 22.4 are set out in the Schedule.

     2. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (C) of Clause 23.5.

     3.    This Transfer Certificate is governed by English law.

                                 THE SCHEDULE

              Commitment/rights and obligations to be transferred

                           [insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]                       [New Lender]
By:                                     By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is
confirmed as [                           ]

Morgan Guaranty Trust Company of New York

By:

SCHEDULE 8 : MARGIN

The Margin shall be as follows.

(A) On any day when the aggregate of the Available Commitments and the Loan is more than US$200,000,000, 0.65 per cent.

(B) On any day when the aggregate of the Available Commitments and the Loan is US$200,000,000 or less, 0.50 per cent.

(C) However, in relation to each Advance outstanding when a change of Margin is required under (A) or (B), the change in the Margin will only take effect on the first day of the next Interest Period.

SCHEDULE 9 : FORM OF GUARANTEE

                            GUARANTEE AND INDEMNITY
                            -----------------------

DATE:   [             ]


PARTIES

1. HAVAS ADVERTISING of 84 rue de Villiers, 92683 Levallois-Perret Cedex, France, HAVAS ADVERTISING INTERNATIONAL SA of the same address, HAS ACQUISITION CORP. of Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, U.S.A., EWDB NORTH AMERICA INC. of the same address and EVELINK PLC of 160-161 Drury Lane, London WC2B 5QG, England as guarantors (the "Guarantors")

2. MORGAN GUARANTY TRUST COMPANY OF NEW YORK on its own behalf and on behalf of each of the Lenders and Arrangers (the "Agent")

BACKGROUND
----------

A loan agreement (the "Loan Agreement") was made on [         ] May, 2000
between (1) Havas Advertising, Havas Advertising International SA, HAS Acquisition Corp. and EWDB North America Inc. as Borrowers, (2) the Guarantors named in the Loan Agreement, (3) the Lenders named in the Loan Agreement, (4) J.P. Morgan Securities Ltd. and Societe Generale as Arrangers and (5) the Agent. Under the terms of the Loan Agreement the Lenders agreed to provide to the Borrowers a US$400,000,000 multicurrency 364 day term loan facility.

The Borrowers may not borrow under the Loan Agreement until this Guarantee and Indemnity is executed and delivered.

The parties agree as follows:

1.   INTERPRETATION

1.1  Definitions

     (A) In this agreement unless a contrary intention is indicated, words and expressions defined in the Loan Agreement will have the same meanings respectively when used in this agreement. References to the Loan Agreement are to that agreement as amended or supplemented.

     (B) References to "Borrower" do not include any company as borrower in relation to the Guarantee by that company.

1.2  Interpretation of certain references

     Unless a contrary intention is indicated:

     (A) References to Clauses are to Clauses of this agreement. References to paragraphs are to paragraphs in the same sub-Clause.

          References to sub-paragraphs are to sub-paragraphs in the same paragraph.

     (B) References to other documents include those documents as they may be amended. In particular, references to the Loan Agreement are to that document as it may be amended from time to time.

     (C)  References to times are to London time.

     (D)  References to assets are to present and future assets.

     (E)  References to "US$" and "dollars" are to U.S. dollars.

     (F) References to fees or expenses include any value added tax on those fees or expenses.

1.3  Headings

     All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this agreement.

1.4  Calculations

     Interest will be calculated using the following formula:

     I =  D  x R x A
         ---
                   Y

     Where:

     I  = interest accrued

     D = the number of days in the period for which the interest is to be calculated, including the first day but excluding the last day

     R =  the rate of interest expressed as a fraction

     A =  the amount on which interest is being calculated

     Y =  360.

     Interest will be treated as accruing uniformly over each period on a daily basis. In some cases "R" or "A" may change during a period for which interest is to be calculated. In this case the interest will be calculated for successive periods and then aggregated. These successive periods will be the periods during which "R" and "A" were constant.

1.5  Reimbursements

     If a party wishes to claim reimbursement of any amount to which it is entitled it will deliver a demand to the reimbursing party. This will set out the losses, expenses or other amounts to be reimbursed. It must also specify the currency of reimbursement. Save in the case of manifest error, the reimbursing party agrees to pay those amounts to the party entitled to them no later than two Business Days after the delivery of the certificate to the reimbursing party. Where there is an outstanding Termination Event which has not been waived or where a Mandatory Prepayment Event has occurred, payment will instead be due on delivery of this certificate.

2.   GUARANTEE

2.1  Guarantee

     Each Guarantor, jointly and severally, guarantees the due and punctual performance of all obligations of each Borrower under the Loan Agreement. This Guarantee is unconditional and irrevocable.

2.2  Agreement to pay

     Each Guarantor agrees to pay on demand each amount due and payable by each Borrower which is unpaid. The demand may be made at any time on or after the due date for payment. Payment will be made in the same currency as the amount due by the Borrower.

2.3  Limitations

     (A) The obligations of all Guarantors under Clauses 2.1 and 3.1 shall at all times be limited so that none of the Guarantors is required to pay any moneys if such payment would result in a breach of any applicable laws in its jurisdiction by any Guarantor or any of its executive officers or directors.

     (B) Without limiting the foregoing, the obligation, under Clauses 2.1 and 3.1, of each Guarantor incorporated in France shall in any event be limited to US$480,000,000.

2.4  Continuing Guarantee

     This Guarantee is a continuing guarantee. No payment or other settlement will discharge any Guarantor's obligations until the Borrowers' obligations have been discharged in full.

2.5  Other guarantees and Security

     This Guarantee is in addition to, and independent of, any other guarantee or Security.

2.6  Enforcement

     This Guarantee may be enforced before any steps are taken against the Borrowers or under any other guarantee or Security.

2.7  Preservation of rights

     This Guarantee will be discharged only by the receipt of payment in full. It will not be discharged by any other action, omission or fact. The Guarantors' obligations will, therefore, not be affected by any of the following happening:

     (A) The obligations of any Borrower are or become void, invalid, illegal or unenforceable.

     (B)  There is any change, waiver or release of any Borrower's obligations.

     (C)  Any concession or time is given to any Borrower.

     (D)  Any Borrower is wound up or reorganised.

     (E) There is any change in the condition, nature or status of any Borrower.

     (F) Any of the above events occur in relation to another Guarantor or provider of Security or the obligations of that Guarantor or provider.

     (G) There is any failure to take, retain or enforce any other guarantee or Security.

     (H) Any circumstances affect or prevent recovery of amounts due by any Borrower.

     (I)  Any other matter exists which might discharge any Guarantor.

     Any receipt from any person other than the Guarantor will reduce the outstanding balance only to the extent of the amount received.

2.8  Representations of the Guarantors

     Each Guarantor confirms that it does not have the benefit of any Security in respect of this Guarantee or the Indemnity in Clause 3.

2.9  Covenants of the Guarantors

     Each Guarantor agrees as follows:

     (A) Security: It will not have the benefit of any Security in respect of this Guarantee or the Indemnity in Clause 3. If, in breach of this paragraph, a Guarantor at any time has the benefit of any Security, it will hold that Security on trust for the Agent, the Lenders and the Arrangers

     (B) Exercise of rights: It will not at any time when any amount is due to be paid under this Guarantee or the Indemnity in Clause 3 but has not been paid:

          (i) take the benefit of any right against any Borrower or any other person in respect of amounts paid under this Guarantee or the Indemnity in Clause 3; or

          (ii) claim or exercise against any Borrower any right to any payment (whether or not in connection with the Loan Agreement),

          except, in either case, to the extent necessary to preserve the claim.

     (C) Competing proof: An Instructing Group may request it to submit a proof for amounts due to it by any Borrower or any other Guarantor. It agrees to submit a proof promptly in accordance with this request. All amounts received in respect of this proof will at any time when any amount is due to be paid under this Guarantee or the Indemnity in Clause 3 but has not been paid be held by it on trust for the Agent, the Lenders and the Arrangers.

     The obligations in this sub-Clause will cease to have effect when the Facility has ceased to be available and there are no amounts of the Loan outstanding.

2.10 Suspense account

     Any amount received under this Guarantee or in connection with amounts due by any Borrower may be placed on suspense account. Suspense accounts may be held by the Agent or by a Lender. While the amounts are in the suspense account the Agent or any Lender may claim and recover amounts from any Borrower and any other Guarantor as if the amount in the suspense account had not been received. Amounts may be taken out of a suspense account by the person holding that account at any time. The Agent or Lender must use amounts in the suspense account to repay the Loan if there is enough to repay all the Loan. Any surplus in the suspense account after discharge of all obligations of all Obligors under the Loan Agreement will immediately be paid by the account holder to the Parent.

2.11 Discharge conditional

     Any settlement with, or discharge of, each Guarantor will be subject to a condition. This condition is that the settlement or discharge will be set aside if any prior payment, or any other guarantee, is set aside, invalidated or reduced. In this event each Guarantor agrees to reimburse each Lender, Arranger and the Agent for the value of the payment or guarantee which is set aside, invalidated or reduced.

2.12 Principal debtor

     In addition to the Guarantor's obligations as Guarantor, each Guarantor agrees to pay any amount which is not recoverable from that Guarantor as a Guarantor. Any amount due under this sub-Clause will be recoverable from any Guarantor as though the obligation had been incurred by that Guarantor as sole or principal debtor.

3.   GUARANTOR'S INDEMNITY

3.1  Indemnity

     Each Guarantor agrees that if any Borrower fails to make a payment expressed to be due under the terms of the Loan Agreement on its due date it will reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. It also agrees to reimburse each Lender, Arranger and the Agent for all losses and expenses arising from any obligations of any Borrower being or becoming void, invalid, illegal or unenforceable. Clause 2.3 applies to this indemnity.

3.2  Amount of loss

     For the purposes of this Clause a Lender, Arranger and the Agent will be treated as having suffered a loss equal to the amount which is expressed as being due to it by any Borrower and unpaid. If this treatment is incorrect the Lender, Arranger or the Agent will produce evidence of its loss.

4.   WITHHOLDINGS

     (A) Withholdings and deductions: This sub-Clause applies if a Guarantor is required by law to make a payment under this Guarantee and Indemnity net of a withholding or deduction. It also applies if the Agent is required by law to make a payment to a Lender or an Arranger under this Guarantee and Indemnity net of a withholding or deduction.

     (B) Notice: Each Guarantor agrees to notify the Agent if it becomes aware that this sub-Clause applies. The Agent agrees to notify the Guarantors, the Lenders and the Arrangers if it becomes aware that this sub-Clause applies to any payments to be made by it.

     (C) Grossing up: Each Guarantor agrees to increase the amount of any payment which is subject to a withholding or deduction. This applies both where the withholding or deduction is required on the payment by the Guarantor itself and where it is required on the payment by the Agent to the Lenders or the Arrangers. As a result of this increase the person entitled to the payment will be entitled to receive the same amount it would have received if there had been no withholding or deduction. In the case of a payment by a Guarantor which is incorporated in France to or for the account of a Lender, this paragraph (C) will only apply if that Lender is a Qualifying Bank.

     (D) Payment of tax: Each Guarantor agrees to pay to the appropriate authority all amounts withheld or deducted by it. If a receipt or other evidence of payment can be issued, the Guarantors agree to deliver this to the Agent as soon as practicable.

     (E)  Tax credits:  This paragraph applies if:

          (i) any Guarantor pays an additional amount under this sub-Clause (a "Tax Payment");

          (ii) a Lender or Arranger effectively obtains a refund of tax, or obtains and uses a credit against tax, by reason of the Tax Payment or the withholding or deduction that gave rise to the Tax Payment (a "Tax Credit"); and

          (iii) that Lender or Arranger is able to identify the Tax Credit as being attributable to the Tax Payment or such withholding or deduction.

          In this case the Lender or Arranger agrees to reimburse to the Guarantor the amount that the Lender or Arranger reasonably determines in good faith to be the proportion of the Tax Credit which will leave the Lender or Arranger (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been required. Each Lender and Arranger will be entitled to arrange its tax affairs in whatever manner it thinks fit. No Lender or Arranger is obliged to disclose any information regarding its tax affairs or computations to any Guarantor.

5.   TAXES ETC ON A LENDER

     This sub-Clause applies if any Lender, Arranger or the Agent on its behalf is liable to pay any tax or other amount on or by reference to any sum payable to it under this Guarantee and Indemnity. The Guarantors agree to reimburse that Lender, Arranger or the Agent for that liability. This sub-Clause does not however apply where the liability is for tax on the net income of a Lender, Arranger or the Agent which is imposed by the jurisdiction in which its principal office or the office through which it is acting for the purpose of this Guarantee and Indemnity is situated.

6.   PAYMENTS

6.1  Method and timing of payments

     All payments under this Guarantee and Indemnity must be made in immediately available and freely transferable funds. Each payment must be for value on the due date.

6.2  Payments through the Agent

     (A) Normal arrangements: All payments under this Guarantee and Indemnity will be made through the Agent. Each dollar payment will be made to the account of the Agent with Morgan Guaranty Trust Company of New York, New York, Account Name "MGT NY-Del" (SWIFT MGTCUS33EOD), account number 001 39 968, Attention: European Operations Group. Each non-dollar payment will be made to an account of the Agent. The details of this account will be notified to the payer by the Agent. The Agent will pay on an amount received as soon as the Agent has ascertained that it has been received.

     (B) Alternative arrangements: If the Agent believes that it is, or will be, illegal or impossible for it to pay on to a Lender or Arranger in accordance with paragraph (A), it agrees to notify the Guarantors and that Lender or Arranger. In this case the Guarantors and that Lender or Arranger may agree alternative arrangements for payments to be made to that Lender or Arranger. Paragraph (A) will not apply to the extent excluded by those alternative arrangements. That Lender or Arranger agrees to provide notice of the arrangements to the Agent and that Lender will notify the Agent of payments in accordance with Clause
          14.1 of the Loan Agreement.

6.3  Payments to the Lenders and Arrangers

     Each payment by the Agent to a Lender or Arranger will be made to the account of that Lender or Arranger notified to the Agent for this purpose.

6.4  Change of account

     A Lender or Arranger may change any of its receiving accounts by not less than five Business Days' notice to the Agent. The Agent may change any of its receiving accounts by not less than five Business Days' notice to the Guarantors, the Lenders and the Arrangers.

6.5  Refunding of payments by the Agent

     This sub-Clause applies if the Agent makes a payment out in the mistaken belief that it has received or will receive an incoming payment on a particular day. In this case the person which received the payment from the Agent agrees to return it. It will also reimburse the Agent for all losses and expenses incurred by the Agent as a result of the payment. This sub-Clause does not affect the rights of the person which received the payment against the person which failed to make the payment to the Agent.

6.6  Non-Business Days

     If a payment would be due on a non-Business Day the payment obligation will be deferred to the next Business Day, unless that day is in another calendar month. Where it is in another calendar month that payment obligation will be brought forward to the previous Business Day.

     Interest will be adjusted accordingly.

6.7  Payment in full

     All payments by the Guarantors will be made in full and without set off or counterclaim. No payment will be made net of a withholding or deduction, unless this is required by law. In this event Clause 4 applies.

6.8  Set-off

     If a Guarantor owes money under this Guarantee and Indemnity the person to whom it is owed may set off this obligation against any moneys owed by that party to that Guarantor. The moneys owed by that party may be in a different currency, arise on a separate transaction or involve another branch. This sub-Clause applies only if there is an outstanding Termination Event or if a Mandatory Prepayment Event has occurred. Where amounts are in different currencies the person to whom money is owed under this Guarantee and Indemnity may convert amounts into the same currency using the then current exchange rate. If a Lender or Arranger sets off an obligation under this Guarantee and Indemnity, that Lender or Arranger agrees to notify the Agent promptly. The notice will provide details of the amount set off.

7.   LATE PAYMENT

7.1  Default interest

     The Guarantors agree to pay interest on all amounts unpaid under a this Guarantee and Indemnity after their due date for payment. This interest will be computed by reference to successive periods selected by the Agent. The first of these periods will start on the due date for payment of the unpaid amount. The rate of interest applicable during each of these periods will be a rate per annum equal to 2% plus LIBOR (or, as the case may be, EURIBOR) for that period plus the Margin plus the Costs Rate. This interest will be paid in arrear on the last day of each of these periods and on the date of payment of the unpaid amount. Interest will be due under this sub-Clause both before and after judgment.

7.2  Indemnity

     If the Guarantors fail to make a payment on the due date the Guarantors agree to reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. The computation of these losses and expenses will take into account any amount received under Clause 7.1. The person claiming reimbursement will take reasonable steps to minimise the losses or expenses it so incurs.

8.   EVIDENCE, CERTIFICATES AND DETERMINATIONS

8.1  Evidence of debt

     The Agent will maintain in its books an account showing all liabilities accrued and payments made in relation to the Facility. Details of amounts outstanding recorded in this account will be evidence of each Borrower's obligations unless there is shown to be an error.

8.2  Certificates and determinations

     Any certificate or determination relating to this Guarantee and Indemnity must contain reasonable detail of the matter being certified or determined. Certificates and determinations produced by a Lender, Arranger or the Agent will be conclusive unless there is an obvious error.

9.   NOTICES

9.1  Nature of notices

     No notice delivered under this Guarantee and Indemnity may be withdrawn or revoked. Each notice delivered by a Guarantor must be unconditional. It must also be signed by an Authorised Person.

9.2  Delivery of notices

     A notice under this Guarantee and Indemnity will be effective only if it is in writing and is received. Faxes are permitted.

9.3  Notices through the Agent

     Each notice from a Guarantor, Lender or Arranger will be delivered to the Agent. The Agent agrees to pass on the details of notices received by it to the appropriate recipient as soon as reasonably practicable.

9.4  Address details

     Notices will be delivered to the address of the intended recipient as set out on the execution page. A Guarantor, Lender or Arranger may change its address details by notice to the Agent. The Agent may change

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                                      106


     its address details by notice to the Borrower's Agent, Lenders and Arrangers.

10.  ASSIGNMENT

     A Lender may assign in whole or in part its rights under this Guarantee and Indemnity to any person to whom it assigns or novates the whole or part of its interest in the Facility.

11.  COUNTERPARTS

     There may be several signed copies of this Guarantee and Indemnity. There is intended to be a single instrument and each signed copy is a counterpart of that instrument.

12.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     The parties to this Guarantee and Indemnity do not intend that any term of this Guarantee and Indemnity should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Guarantee and Indemnity.

13.  LAW AND JURISDICTION

13.1 Law

     This Guarantee and Indemnity is to be governed by and construed in accordance with English law.

13.2 Jurisdiction

     The courts of England and any New York State Court or U.S. Federal Court, in either case sitting in the City and County of New York (the "New York Courts") are to have jurisdiction to settle any disputes in connection with this Guarantee and Indemnity. This submission is irrevocable and is for the exclusive benefit of the Lenders, the Arrangers and the Agent. It does not prevent proceedings being commenced by any Lender, the Arrangers or the Agent in the courts of any other country or, subject to applicable law, in the courts of more than one country at the same time. The Guarantors also irrevocably waive to the extent applicable, any privilege under Articles 14 and 15 of the French Civil Code and any objection on the ground of forum
                                                                        -----
     non conveniens or on any other ground, to proceedings in the courts of
     --------------
     England or New York Courts. They also irrevocably agree that a judgment which is final (and the time within which any appeal may be made has expired) obtained in any proceedings brought in the courts of England and New York will be conclusive and binding on them and may be enforced in any other court.

13.3 Guarantors' agent for the service of process

     The Guarantors irrevocably appoint Evelink PLC of 160-161 Drury Lane, London WC2B 5QG, to be their agent for the service of process in

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                                      107


     England. Any documentation in connection with proceedings in the courts of England may be delivered to this agent and in that case will be treated as delivered to the relevant Guarantor. The Guarantors agree that, in the case of proceedings before the New York Courts, any writ or other notice of process shall be sufficiently served on the Guarantors or any of them if a copy of it is mailed by registered or certified mail (air mail, if overseas), postage prepaid, return receipt requested, to the address for the time being for the service of notices on the Guarantors under Clause
     9.4. Any documentation in connection with proceedings in the New York Courts shall be mailed, as described above, and in each case will be treated as delivered to the Guarantors or the relevant Guarantor(s).

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                                      108


                              EXECUTION AS A DEED

Guarantors

HAVAS ADVERTISING                          )
                                           )
Executed as a deed by HAVAS                )
ADVERTISING acting by [ ] who in           )
accordance with the laws of the            )
territory in which HAVAS ADVERTISING is    )
incorporated is acting under the           )
authority of HAVAS ADVERTISING

Address: 84 rue de Villiers, 92683
Levallois-Perret Cedex, France

Fax Number: + 33 (0) 1 41 34 30 81

Attention: Alain Camon

HAVAS ADVERTISING INTERNATIONAL SA         )
                                           )
Executed as a deed by HAVAS ADVERTISING    )
INTERNATIONAL SA acting by [     ] who in  )
accordance with the laws of the            )
territory in which HAVAS ADVERTISING       )
INTERNATIONAL SA is incorporated is        )
acting under the authority of HAVAS        )
ADVERTISING INTERNATIONAL SA

Address:  84 rue de Villiers, 92683
Levallois-Perret Cedex, France

Fax Number:  + 33 (0) 1 41 34 30 81

Attention:  Alain Camon

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                                      109


HAS ACQUISITION CORP.                            )
                                                 )
Executed as a deed by HAS ACQUISITION            )
CORP. acting by [       ] who in accordance      )
with the laws of the territory in which          )
HAS ACQUISITION CORP. is incorporated is         )
acting under the authority of HAS                )
ACQUISITION CORP.

Address:  84 rue de Villiers, 92683
Levallois-Perret Cedex, France
Fax Number:  + 33 (0) 1 41 34 30 81
Attention:  Alain Camon

EWDB NORTH AMERICA INC.                          )
                                                 )
Executed as a deed by EWDB NORTH AMERICA         )
INC. acting by [     ] who in accordance         )
with the laws of the territory in which          )
EWDB NORTH AMERICA INC. is incorporated          )
is acting under the authority of EWDB
NORTH AMERICA INC.

Address:  84 rue de Villiers, 92683
Levallois-Perret Cedex, France

Fax Number:  + 33 (0) 1 41 34 30 81

Attention:  Alain Camon

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                                      110


EVELINK PLC                             )    ___________________________
                                        )    Director
Executed as a deed by EVELINK PLC       )
acting by [a director and its           )    ___________________________
secretary/two directors]                )    [Secretary/Director

Address:  84 rue de Villiers, 92683
Levallois-Perret Cedex, France

Fax Number:  + 33 (0) 1 41 34 30 81

Attention:  Alain Camon

Agent

MORGAN GUARANTY TRUST COMPANY OF NEW    )
YORK                                    )
                                        )
Executed as a deed by MORGAN            )
GUARANTY TRUST COMPANY OF NEW YORK      )
acting by [                   ] who     )
in accordance with the laws of the      )
territory in which MORGAN GUARANTY      )
TRUST COMPANY OF NEW YORK is            )
incorporated is acting under the
authority of MORGAN GUARANTY TRUST
COMPANY OF NEW YORK

Address:  60 Victoria Embankment,
London EC4Y OJP

Fax Number:  0207 325 8190

Attention:  Loans Capital Markets
Middle Office

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                                      111


SCHEDULE 10 : FORM OF EFFECTIVE GLOBAL RATE LETTER

To:
       [Seat, number and address]

Date:  [            ],

Dear Sirs,

Subject: US$400,000,000 Credit Facility under a loan agreement dated
[      ], 2000 (the "Agreement")

We refer to the Agreement between (1) the Borrowers, (2) the Guarantor, (3) the Lenders, (4) the Arrangers and (5) the Agent (each as defined in the Agreement).

Terms defined in the Agreement shall bear the same meaning in this letter unless otherwise defined in this letter.

We confirm that:

1. this is the letter referred to in Clause 8.7 (Taux Effectif Global) of the Agreement;

2. the applicable effective global rate ("taux effectif global") referred to in Clause 8.7 (Taux Effectif Global), calculated on the basis of a 365 day year, is:

     .    for an Interest Period of one month and at [   ] the rate of [   ]%
          per annum, [    ]%;

     .    for an Interest Period of three months and at [   ] the rate of
          [    ]% per annum, [   ]%;

     .    for an Interest Period of six months and at [     ] the rate [   ]%
          per annum [    ]%.

     The above rates are given on an indicative basis and for information only, in order to comply with the provisions of articles L.313-1 to L.313-6 of the French Code de la Consommation and on the basis (i) that drawdown for
     the full amount of the Facility has been made in        on [date],
     (ii) that the [     ] rate, expressed as an

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                                      112

     annual rate, is as fixed on [date], (iii) [that the Margin is the [maximum] applicable and (iv)] of the commissions and various fees payable by you on the terms of the Agreement. Such rates shall not be binding on the [Lenders].


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                                      113


We should be grateful if you would confirm your acceptance of the terms of this letter by signing and returning to us the enclosed copy.

                               Yours faithfully,

                               _________________
     Signed for and on behalf of Morgan Guaranty Trust Company of New York

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                                      114


                                  SIGNATURES

Borrowers
---------

HAVAS ADVERTISING

Address:       84 rue de Villiers, 92683 Levallois-Perret Cedex, France

Fax Number:    + 33 (0) 1 41 34 30 81

Attention:     Alain Camon

By:            /s/ Jacques Herail


HAVAS ADVERTISING INTERNATIONAL SA

Address:       84 rue de Villiers, 92683 Levallois-Perret Cedex, France

Fax Number:    + 33 (0) 1 41 34 30 81

Attention:     Alain Camon

By:            /s/ Jacques Herail


HAS ACQUISITION CORP.

Address:       84 rue de Villiers, 92683 Levallois-Perret Cedex, France

Fax Number:    + 33 (0) 1 41 34 30 81

Attention:     Alain Camon

By:            /s/ Jacques Herail


EWDB NORTH AMERICA INC.

Address:       84 rue de Villiers, 92683 Levallois-Perret Cedex, France

Fax Number:    + 33 (0) 1 41 34 30 81

Attention:     Alain Camon

By:            /s/ Jacques Herail

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                                      115


Guarantors
----------

Signed for and on behalf of
all the Guarantors listed below

By:  /s/ Jacques Herail


HAVAS ADVERTISING

Address:              84 rue de Villiers, 92683 Levallois-Perret Cedex, France

Fax Number:           + 33 (0) 1 41 34 30 81

Attention:            Alain Camon


HAVAS ADVERTISING INTERNATIONAL SA

Address:              84 rue de Villiers, 92683 Levallois-Perret Cedex, France

Fax Number:           + 33 (0) 1 41 34 30 81

Attention:            Alain Camon


HAS ACQUISITION CORP.

Address:              84 rue de Villiers, 92683 Levallois-Perret Cedex, France

Fax Number:           + 33 (0) 1 41 34 30 81

Attention:            Alain Camon


EWDB NORTH AMERICA INC.

Address:              84 rue de Villiers, 92683 Levallois-Perret Cedex, France

Fax Number:           + 33 (0) 1 41 34 30 81

Attention:            Alain Camon


EVELINK PLC

Address:              84 rue de Villiers, 92683 Levallois-Perret Cedex, France

Fax Number:           + 33 (0) 1 41 34 30 81

Attention:            Alain Camon

Arrangers
---------

J.P. MORGAN SECURITIES LTD.

By:  /s/ Arturo Miranda


SOCIETE GENERALE

By:  /s/ Yves Lallemand


Lenders
-------


MORGAN GUARANTY TRUST COMPANY OF NEW YORK

Address:       60 Victoria Embankment, London EC4Y OJP, England

Fax number:    0207 325 8190

Attention:     Loans Capital Markets Middle Office

By:            /s/ Arturo Miranda


SOCIETE GENERALE

Address:       Tour Societe Generale, 17, Cours Valmy 92972 Paris La Defense,
               France

Fax number:    + 33 (0) 1 42 14 60 93

Attention:     Anne-Lise Lengrand

By:            /s/ Yves Lallemand


Agent
-----

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

Address:       60 Victoria Embankment, London EC4 0JP, England

Fax Number:    0207 325 8190

Attention:     Loans Capital Markets Middle Office

By:            /s/ Arturo Miranda